Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED

OPERATING AGREEMENT

PZENA INVESTMENT MANAGEMENT, LLC

(A Delaware Limited Liability Company)

Organized as of
November 27, 1995

Restated as of
January 3, 1996

Amended and Restated as of
January 3, 2005

Further Amended and Restated as of
January 3, 2006

Further Amended and Restated as of
December 31, 2006,
as amended as of March 31, 2007

Further Amended and Restated as of
October 30, 2007

Further Amended and Restated as of
December 30, 2019

Page

ARTICLE I	GENERAL PROVISIONS	1
1.01	Formation, Continuation and Name	1
1.02	Principal Place of Business; Registered Office	2
1.03	Purposes and Powers	2
1.04	Organization	3
1.05	Classes and Sub-Classes of Members	3
1.06	Classes of Units	3
1.07	Register of Members	4
1.08	Certain Definitions	4
1.09	Construction	14
ARTICLE II	CAPITALIZATION	14
2.01	Contributions	14
2.02	Additional Capital Contributions	15
2.03	Members and the Executive Committee Not Liable	15
2.04	Capital Accounts	15
ARTICLE III	INCOME AND LOSSES; ALLOCATION; DISTRIBUTIONS	16
3.01	Allocation of Company Income and Loss	16
3.02	Tax Allocations	17
3.03	Distributions	18
3.04	Tax Distributions	19
3.05	Restrictions on Distributions	19
3.06	Withholding	20
3.07	Indemnification and Reimbursement for Payments on Behalf of a Member	20
ARTICLE IV	COSTS AND EXPENSES	20
4.01	Operating Costs	20
ARTICLE V	MEMBERS	21
5.01	Liability of Members	21
5.02	Management of Business	21
5.03	Withdrawal	21
5.04	Substitute Member	21

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5.05	Power of Attorney	22
5.06	Voting	23
5.07	Non-Solicitation/Non Compete	23
5.08	Confidentiality; Work for Hire	25
5.09	New Class B Members and Issuance of Class B Units	27
5.10	Investment Representations of Members	28
5.11	Relationship With the Managing Member	28
ARTICLE VI	TRANSFER OF UNITS	31
6.01	Transfer of Units	32
6.02	Vesting and Forfeiture of Units	32
6.03	Drag Along Rights	34
ARTICLE VII	MANAGING MEMBER; EXECUTIVE COMMITTEE; OFFICERS	35
7.01	Powers of the Managing Member	35
7.02	Executive Committee	36
7.03	Administrative Officers	36
7.04	Binding Company	36
7.05	Reliance by Third Parties	37
7.06	Duties of Managing Member, the Executive Committee and Employee Members	37
7.07	Liability of Managing Member and the Executive Committee	37
7.08	Indemnification, Reliance and Fiduciary Duty	37
ARTICLE VIII	DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY	39
8.01	Dissolution	39
8.02	Liquidation	40
ARTICLE IX	RESERVES UPON DISSOLUTION	40
9.01	Reserves	40
9.02	Distribution of Reserves	40

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ARTICLE X	ACCOUNTING	41
10.01	Accounts of the Company	41
10.02	Annual Reports to Members	41
10.03	Tax Returns and Tax Elections	41
10.04	Tax Matters Representative	42
10.05	No Further Rights to Books and Records	43
ARTICLE XI	MISCELLANEOUS	43
11.01	Amendments	43
11.02	Severability	45
11.03	Notices	45
11.04	No Waiver	45
11.05	Copy on File	45
11.06	Governing Law	45
11.07	Binding Effect	45
11.08	Entire Agreement	46
11.09	Other Activities	46
11.10	Further Assurances	46
11.11	Counterparts	46
11.12	Table of Contents and Captions Not Part of Agreement	46
11.13	Waiver of Right to Partition	46

Exhibit A – 2006 Plan

Exhibit B – Exchange Rights of Class B Members

Exhibit C – Registration Rights Agreement

Exhibit D – Exchange Rights of Class B-1 Members

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AMENDED AND RESTATED OPERATING AGREEMENT
OF
PZENA INVESTMENT MANAGEMENT, LLC

This Amended and Restated Operating Agreement made as of November 27, 1995, restated as of January 3, 1996, further amended and restated as of January 3, 2005, further amended and restated as of January 3, 2006, further amended and restated as of December 31, 2006, further amended as of March 31, 2007, further amended and restated as of October 30, 2007 and further amended and restated as of December 30, 2019 by and among Pzena Investment Management, Inc., a Delaware corporation (“Pzena Inc”), and each other person that executes and delivers a counterpart of this Agreement and is included in the Register of Members. Capitalized terms used herein without definition have the meanings set forth in Section 1.08.

WHEREAS, Pzena Investment Management, LLC was formed on November 27, 1995 pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18‑101, et seq.) (the “Act”);

WHEREAS, the obligations of the Members are governed pursuant to a certain Amended and Restated Operating Agreement of Pzena Investment Management, LLC, dated as of October 30, 2007, and as subsequently amended (as so amended, the “2007 Operating Agreement”);

WHEREAS, the Members desire to amend and restate the 2007 Operating Agreement on the terms herein provided; and

WHEREAS, the Members desire to participate in the Company for the purposes described herein.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the 2007 Operating Agreement in its entirety on the foregoing and following terms and conditions:

ARTICLE I
GENERAL PROVISIONS

1.01Formation, Continuation and Name. The Company has been formed under the laws of the State of Delaware. The Managing Member and the other Members hereby agree to continue the Company under and pursuant to the terms of the Act and agree further that the rights, duties and obligations of the Members shall be as provided in the Act except as otherwise provided in this Agreement. The name of the Company shall be Pzena Investment Management, LLC, provided that the Managing Member shall have the right to change the name of the Company, upon written notice to each of the Members.

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1.02Principal Place of Business; Registered Office. The principal office of the Company shall be maintained at 320 Park Avenue, 8th Floor, New York, NY 10022, or at such other location as the Managing Member may designate from time to time. The registered office of the Company shall be 251 Little Falls Drive, Wilmington, New Castle, DE 19808. The name of the registered agent at that address is The Corporation Trust Company.

1.03Purposes and Powers. The purpose of the Company shall be to manage investment portfolios for, and provide investment advice to, investors of all kinds, including individuals, endowments, trusts and estates, charitable foundations, partnerships, corporations, mutual funds, investment funds and other investment companies, and tax-exempt funds such as pension and profit-sharing plans, to engage in any and all businesses and activities similar to, related to or which will enhance any of the foregoing and to engage in any other lawful act or activity for which limited liability companies may be formed under the Act. In furtherance of the aforesaid purposes, the Company shall have authority to do all things necessary or convenient for the accomplishment thereof, alone or with others, as principal or agent, including, without limiting the foregoing, the following:

(a)invest in and trade, for and on behalf of itself or its advisory clients, equity or debt securities, or options, convertible securities, interest-bearing or interest rate sensitive marketable securities (including those issued or guaranteed by any Governmental or Regulatory Authority of the United States or instrumentalities of any Governmental or Regulatory Authority of the United States), derivative securities of all kinds, currency and commodities contracts, options, futures and forward contracts with respect to any of the foregoing, and any other instruments which are traded in normal channels of trading for securities and commodities (all of the foregoing sometimes referred to herein as “Securities”), and to vote such Securities, solicit the voting of such Securities and to otherwise engage with respect to such Securities in transactions in connection with mergers, consolidations, acquisitions, transfers of assets, tender offers, exchange offers, recapitalizations, liquidations, or other similar transactions;

(b)to hold all or any part of the assets, property or funds of the Company in cash or cash equivalents;

(c)to borrow or obtain credit from time to time, including for the purpose of financing transactions in Securities, to secure the payment of any such indebtedness or credit by mortgage, pledge, conveyance or assignment in trust, of the whole or any part of the assets or property of the Company, whether at the time owned or thereafter acquired, to enter into repurchase agreements and to buy, sell, pledge or otherwise dispose of any evidence of such indebtedness or obligation;

(d)to lend any of its assets, property or funds, including any Securities, either with or without security;

(e)to select brokers and dealers for its clients and to open, maintain and close accounts with such brokers, including margin accounts;

(f)to open, maintain and close bank accounts and draw checks and other orders for the payment of money;

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(g)to engage accountants, solicitors, custodians, attorneys and any and all other agents, employees or assistants, both professional and nonprofessional, and to compensate them for such services;

(h)to file statements and forms under the Advisers Act and other applicable regulatory Laws;

(i)to sue, prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment in respect of claims against the Company and to execute all documents and make all representations, admissions and waivers in connection therewith; and

(j)to enter into, make and perform all other contracts, indemnifications, guarantees, agreements and undertakings of any kind as the Managing Member may deem necessary, appropriate, advisable or incident to carrying out the purpose of the Company.

1.04Organization. The Company was organized upon the filing of its certificate of formation in the Office of the Secretary of State of Delaware on November 27, 1995, and the Company shall continue until the occurrence of an act or event specified in Section 8.01 hereof.

1.05Classes and Sub-Classes of Members. The Company shall have three classes of Members: (a) the Managing Member, (b) the Class B Members and (c) the Class B-1 Members.  The Class B Members shall be comprised of three sub-classes: (a) Employee Members; (b) Permitted Transferees of Employee Members; and (c) Non-Employee Members. The Employee Member sub-class shall be comprised of two groups: (a) Initial Managing Principals and (b) Ordinary Employee Members. The Ordinary Employee Member group shall be comprised of two sub-groups: (a) 1% Employee Members and (b) other Ordinary Employee Members. All Class B-1 Members shall be Employee Members or Permitted Transferees of Employee Members.

1.06Classes of Units. The Company shall have three classes of Units: (a) Class A Units, which shall be held by the Managing Member and only by the Managing Member; (b) Class B Units, which shall be held by the Class B Members and only by the Class B Members and (c) Class B-1 Units, which shall be held by the Class B-1 Members and only by the Class B-1 Members. An Employee Member who holds Class B Units and Class B-1 Units shall be both a Class B Member and a Class B-1 Member. The Class B Units may be vested or unvested and, except as expressly provided herein, any reference to Class B Units shall be a reference to vested and unvested Class B Units. Except as provided in this Agreement, (i) vested and unvested Class B Units shall share equally in rights to allocations and distributions by the Company; (ii) vested Class B Units may be exchanged pursuant to Exhibit B and unvested Class B Units may not be so exchanged; (iii) unvested Class B Units shall vest pursuant to the provisions of Section 6.02; and (iv) vested and unvested Class B Units may be forfeited by a Class B Member under the circumstances and in the number set forth in this Agreement.  The Class B-1 Units may be vested or unvested and, except as expressly provided herein, any reference to Class B-1 Units shall be a reference to vested and unvested Class B-1 Units.  Except as provided in this Agreement, (i) vested and unvested Class B-1 Units shall share equally in rights to allocations and distributions by the Company; (ii) vested Class B-1 Units may be exchanged pursuant to Exhibit D and unvested Class B-1 Units may not be so exchanged; (iii) unvested Class B-1 Units shall vest

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pursuant to the provisions of Section 6.02; and (iv) vested and unvested Class B-1 Units may be forfeited by a Class B-1 Member under the circumstances and in the number set forth in this Agreement. Each Class B-1 Unit shall be identical to all other Class B-1 Units in all respects (other than with respect to differences relating to the terms and conditions of such Units imposed under the applicable Plan or any related Award Agreement or relating to Section 3.03(d), the Threshold Value of any such Class B-1 Unit, or as otherwise determined necessary, in the sole judgment of the Managing Member, to ensure that such Class B-1 Unit is a Profits Interest) and shall entitle the holder thereof to the rights, interests, preferences and privileges of a holder of a Class B-1 Unit as set forth in this Agreement (and in the applicable Plan and the Award Agreement pursuant to which such Class B-1 Unit is or was issued). The total number of Class B-1 Units which the Company shall have authority to issue shall be set forth in the applicable Plan. The Class B-1 Units shall be issued only pursuant to awards granted under the applicable Plan and pursuant to Award Agreements in a form approved by the Managing Member. Except as expressly provided in the Act or in this Agreement, the Class B-1 Members are not entitled to vote, and the consent, approval or agreement of the Class B-1 Members is not required, on any matter presented to the Members.

1.07Register of Members. The Managing Member shall maintain and modify, or cause to be maintained and modified, a register (the “Register of Members”) that sets forth (a) the name and address of each Member; (b) the class and, if applicable, sub-class of each Member; (c) with respect to a Permitted Transferee of an Employee Member, the name of such Employee Member; (d) with respect to any unvested Class B Units or Class B-1 Units, the number and date of issuance of each tranche of Units issued or awarded to such Member; (e) the vesting provisions, if any, applicable to each such tranche (which vesting provisions may be specified by reference to other documents held with the records of the Company); and (f) such other information as the Managing Member may deem to be appropriate. In connection with any modification, the Managing Member or an Administrative Officer designated by the Managing Member shall duly execute a copy of the Register of Members maintained in accordance with this Agreement. Absent manifest error, a duly executed Register of Members shall be conclusive evidence as to the information contained therein.

1.08Certain Definitions. For the purposes of this Agreement, the following terms have the following meanings:

“2007 Operating Agreement” has the meaning set forth in the recitals hereto.

“Accounting Period” shall mean, as the context may require: (a) the period commencing on the date of this Agreement and ending on December 31 of the same year; (b) any subsequent twelve (12) month period beginning on January 1 and ending on December 31 and (c) any portion of the period described in clauses (a) or (b) for which the Company is required or elects to allocate items of Company Income and Company Loss, or any other items of Company income, gain, loss or deduction pursuant to this Agreement.

“Act” has the meaning set forth in the recitals hereto.

“Administrative Officer” has the meaning set forth in Section 7.03 hereof.

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“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Affiliate(s)” shall mean, with respect to any Person, any other Person that directly, or through one (1) or more intermediaries, controls or is controlling, controlled by, or under common control with, such Person. For the purposes of this definition, the term “control” and its corollaries shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, contract, as trustee or executor or otherwise.

“Agreement” shall mean this Amended and Restated Operating Agreement, including each schedule and exhibit hereto, as amended, supplemented or restated from time to time, provided that the Register of Members shall not be a part of this Agreement.

“Award Agreement” means, with respect to any Class B Unit or Class B Units or any Class B-1 Unit or Class B-1 Units, the applicable award agreement under the Plan governing the issuance of such Class B Unit or Class B Units or such Class B-1 Unit or Class B-1 Units.

“Business Day” shall mean any day on which commercial banks located in New York, New York are not required or authorized by Law to remain closed.

“Capital Account(s)” has the meaning set forth in Section 2.04(a) hereof.

“Capital Contribution(s)” shall mean the contribution made by a Member to the capital of the Company from time to time pursuant to Section 2.01 or 2.02 hereof.

“Capital Percentage” shall mean, with respect to a Member, as of any determination date, a percentage, expressed as a fraction the numerator of which is the Capital Account balance of such Member and the denominator of which is the aggregate Capital Accounts balances of all Members.

“Capital Transaction Proceeds” means any and all proceeds (whether in the form of cash or property) received by the Company or receivable by its Members from a Capital Transaction, reduced by expenses incurred by the Company in connection with such Capital Transaction, liabilities of the Company which are repaid out of the proceeds from such Capital Transaction, and such reserves as the Managing Member may determine to be necessary for the needs of the Company, as well as any other cash or other property that the Managing Member determines shall be distributable by the Company to its Members in connection with a Capital Transaction.

“Capital Transaction” means a sale or disposition of all, or a significant portion of, the Company’s business, whether by a sale of assets, merger, consolidation or other transaction, an equity or debt financing or any other extraordinary event that is not in the ordinary course of business.  The Managing Member’s determination of whether a transaction is a Capital Transaction will be conclusive.

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“Capital Transaction Company Income” and “Capital Transaction Company Loss” mean for each Accounting Period, an amount equal to the Company Income or Company Loss for such Accounting Period as determined pursuant to the definition of Company Income and Company Loss except that such amounts shall be calculated only with respect to items of income, gain, loss, expense or deduction associated with Capital Transactions of the Company.  Capital Transaction Company Income and Capital Transaction Company Loss shall be deemed to include any allocable items attributable to paragraph (iv) of the definition of Company Income and Company Loss. The Managing Member shall use its reasonable discretion in determining whether items of income, gain, loss, expense, or deduction of the Company are properly includible in the computation of Capital Transaction Company Income and Capital Transaction Company Loss or the computation of Operating Company Income and Operating Company Loss.

“Capital Transaction Percentage” shall mean, with respect to any Member, a percentage, expressed as a fraction the numerator of which is the number of vested and unvested Units held by such Member and the denominator of which is the aggregate number of vested and unvested Units held by all Members.

“Cause” shall mean, with respect to an Employee Member, (a) such Employee Member’s being charged or indicted for a felony involving the Company Group’s business, or being convicted of any other felony (or guilty plea, or nolo contendere plea in connection therewith), (b) such Employee Member’s willfully and materially defrauding the Company Group, or (c) such Employee Member’s committing a willful and material breach of such Employee Member’s obligations to protect the Company Group’s confidential information, such Employee Member’s obligation of loyalty to the Company Group or such Employee Member’s obligation to comply with the Company Group’s Code of Ethics or any other compliance regulations, policies or procedures, (d) the gross negligence or willful misconduct of such Employee Member in the performance of such Employee Member’s duties which gross negligence or willful misconduct has the purpose, or the reasonably likely effect, of causing material harm to the Company Group, or (e) such Employee Member fails to maintain in good standing any and all licenses, registrations or other permits necessary for the performance of his duties hereunder. For purposes of the definition of Cause, “materially,” and “material” shall mean damages caused to the Company Group in excess of $100,000 or any significant damage to the reputation of the Company Group.

“Chairman” shall mean the chairman of the Board of Directors of the Managing Member or, if no Person shall hold such title, the senior most executive officer of the Managing Member, whether designated as the chief executive officer, the president or otherwise.

“Chief Compliance Officer” has the meaning set forth in Section 7.03(b) hereof.

“Class A Share(s)” shall mean share(s) of Class A common stock of the Managing Member.

“Class A Unit(s)” shall mean those Unit(s) in the Company held by the Managing Member.

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“Class B Share(s)” shall mean share(s) of Class B common stock of the Managing Member.

“Class B Member(s)” shall mean those Person(s) that have executed and delivered a counterpart of this Agreement and are named in the Register of Members as Class B Members with respect to their Class B Units.

“Class B-1 Member(s)” shall mean those Person(s) that have executed and delivered a counterpart of this Agreement and are named in the Register of Members as Class B-1 Members with respect to their Class B-1 Units.

“Class B Stockholders Agreement” shall mean the Class B Stockholders’ Agreement, dated as of the date hereof, by and among the Managing Member and holders of Class B Shares, as amended or modified from time to time.

“Class B Unit(s)” shall mean those Unit(s) in the Company held by Class B Member(s). The Class B Units shall have the relative rights, preferences, privileges, limitations and qualifications set forth in this Agreement, the applicable Plan and the applicable Award Agreement(s), if issued pursuant to a Plan.

“Class B-1 Unit(s)” shall mean those Unit(s) in the Company held by Class B-1 Member(s).  The Class B-1 Units shall have the relative rights, preferences, privileges, limitations and qualifications set forth in this Agreement, the applicable Plan and the applicable Award Agreement(s), all of which will be issued pursuant to a Plan.

“Client” shall mean, for purposes of Section 5.07(b) hereof, any Person who, in its own name or through an Affiliate, has assets under management of at least $5,000,000 with the Company Group and any Person with an account of $5,000,000 or more in any mutual fund or other collective investment vehicle advised or subadvised by the Company Group as of the date of cessation of the Employee Member’s employment, or, in either such case, within any time within six (6) months prior to the date of cessation and any other Person who was solicited (in person or by phone) by the Company Group for the purpose of placing assets under management within six (6) months before such termination (a “Prospect”), except that such Prospect shall cease to be a Client hereunder if such Prospect does not actually place assets under the Company Group’s management within six (6) months after the termination of the Employee Member’s employment with the Company Group.

“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time (or any succeeding Law), and the Treasury Regulations promulgated pursuant thereto. References to sections of the Code shall include amended or successor provisions thereto.

“Company” shall mean this limited liability company.

“Company Group” shall mean the Managing Member, the Company and any Person controlled by the Managing Member or the Company.

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“Company Income” and “Company Loss” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(l) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)Income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Company Income and Company Loss shall be added to such taxable income or loss.

(ii)Expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such expenditures pursuant to Treasury Regulation §1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Company Income or Company Loss shall be subtracted from such taxable income or loss.

(iii)Gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

(iv)In the event the Gross Asset Value of any Company asset is adjusted pursuant to the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Company Income and Company Loss.

(v)In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period.

Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.01(d) hereof shall not be taken into account in computing Company Income or Company Loss.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 3.01(d) hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) above

“Confidential Information” has the meaning set forth in Section 5.08(a) hereof.

“Covered Person” shall mean the Managing Member, each Member, each officer and director of the Managing Member, each Executive Committee member, the Chief Compliance Officer and any Administrative Officer.

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“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis. In the event that the federal income tax depreciation, amortization, or other cost recovery deduction is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method.

“Disabling Conduct” has the meaning set forth in Section 7.08(a) hereof.

“Employee Member” shall mean a Member who is or was at any time employed by the Company Group.

“Equity Proceeds” has the meaning set forth in Section 5.11(e)(i) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Executive Committee” has the meaning set forth in Section 7.02 hereof.

“Fiscal Year” shall mean the calendar year.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect at the time any applicable financial statements were prepared.

“Governmental or Regulatory Authority” shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Gross Asset Value” shall mean, with respect to any asset of the Company, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)the initial aggregate Gross Asset Values of the assets of the Company as of the date of this Agreement shall be as set forth on the books and records of the Company;

(b)the initial Gross Asset Value of any asset contributed by a Member to the Company will be the gross fair market value of such asset, as determined by the Managing Member in its sole discretion;

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(c)the Gross Asset Value of all Company assets will be adjusted to equal their respective gross fair market values, as determined by the Managing Member in its sole discretion, immediately prior to: (i) the contribution of more than a de minimis amount of assets to the Company by a new or an existing Member as consideration for an Interest; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for the Interest of such Member; (iii) the issuance, forfeiture (or redemption) of more than a de minimis amount of Units after the date of this Agreement; (iv) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (v) such other times as the Managing Member may determine in its sole discretion; provided, that adjustments pursuant to clauses (i), (ii) and (iii) of this sentence will be made only if the Managing Member, in its sole discretion, determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(d)the Gross Asset Value of any Company asset distributed to any Member will be adjusted so as to equal the gross fair market value of such asset on the date of distribution, as determined by the Managing Member, in its sole discretion, and any increase or decrease required to effect such adjustment will be treated as an item of Company Income or Company Loss, as applicable; and

(e)if the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (b), (c) or (d) above, such Gross Asset Value will thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Company Income and Company Loss.

“Initial Managing Principal” shall mean each of Richard S. Pzena, John P. Goetz, A. Rama Krishna and William L. Lipsey.

“Interest(s)” when used in reference to an interest in the Company, shall mean the entire ownership interest of a Member in the Company at any particular time.

“Investment Advisory Service” shall mean any services that involve (1) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), (2) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), or (3) otherwise acting as an “investment adviser” within the meaning of the Advisers Act (whether or not required to be registered under such act), and performing activities related or incidental thereto, provided that “Investment Advisory Services” shall exclude any service in respect of which no compensation or economic benefit is provided directly or indirectly to any person in respect of such service.

“Law” shall mean any statute, law, ordinance, rule or regulation of any Governmental or Regulatory Authority.

“Legal Representative(s)” shall mean any and all executors, administrators, committees, guardians, conservators or trustees, in bankruptcy or otherwise, of a Member.

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“Lien” shall mean a mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, easement, right of way, restriction on the use of real property, title defect, title retention agreement, voting trust agreement, option, right of first refusal, lien, charge, license to third parties, lease to third parties, restriction on transfer or assignment, or other restriction or limitation of any nature or irregularities in title.

“Majority In Interest of the Class B Members” shall mean, as of the time of determination, Class B Members holding more than 50% of the issued and outstanding Class B Units at such time.

“Managing Member” shall mean Pzena Inc. and any other successor of Pzena Inc.

“Member(s)” shall mean each of those Persons identified on the Register of Members as the Managing Member, Class B Members and Class B-1 Members for so long they own Interests and any Person who becomes a substitute Member in accordance with Section 5.04 hereof.

“Non-Compete Period” shall mean (a) with respect to an Initial Managing Principal, the period from the date of this Agreement through the third anniversary of the date of termination of employment of such Initial Managing Principal with the Company Group, (b) with respect to a 1% Member, the period from the date of this Agreement through the end of the Non-Compete Period applicable to such 1% Member as set forth in Section 5.07(f) and (c) with respect to an Employee Member other than an Initial Managing Principal or a 1% Member, the period from the date of this Agreement through the date of termination of employment of such Employee Member with the Company Group.

“Non-Employee Member” shall mean a Class B Member that is not (a) an Employee Member or (b) a Permitted Transferee of an Employee Member.

“Non-Solicitation Period” shall mean (a) with respect to an Initial Managing Principal, the period from the date of this Agreement through the third anniversary of the date of termination of employment of such Initial Managing Principal with the Company Group and (b) with respect to any other Member, the period from the date of this Agreement through the eighteenth month anniversary of the date of termination of employment of such other Member with the Company Group.

“1% Member” shall mean, at the time of determination, (a) with respect to an Employee that is employed by the Company Group, an Employee Member holding, together with Units transferred by such Employee Member to, and held by, his or her Permitted Transferees, not less than 1% of all outstanding Units of the Company at such time and (b) with respect to an Employee Member that was, but is no longer, employed by the Company Group, an Employee Member holding, together with Units transferred by such Employee Member to, and held by, his or her Permitted Transferees, not less than 1% of all outstanding Units of the Company on the date of termination of employment of such Employee Member so long as, pursuant to Section 5.07(f), (i) the Managing Member elects to treat such Employee Member as a 1% Member and (ii) the Company Group satisfies its payment obligations to such 1% Member.

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“Operating Company Income” and “Operating Company Loss” mean for each Accounting Period, all Company Income and Company Loss, respectively, of the Company other than Capital Transaction Company Income and Capital Transaction Company Loss. The Managing Member shall use its reasonable discretion in determining whether items of income, gain, loss, expense, or deduction of the Company are properly includible in the computation of Capital Transaction Company Income and Capital Transaction Company Loss or the computation of Operating Company Income and Operating Company Loss.

“Ordinary Employee Member” shall mean an Employee Member other than an Initial Founding Principal.

“Partnership” shall mean Pzena Investment Management, LP.

“Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of Pzena Investment Management, LP, dated as of the date hereof, by and among the Managing Member and holders of Class B Units and Class B-1 Units, as amended or modified from time to time.

“Permitted Transferee” shall mean, with respect to an Employee Member, any Person to whom such Employee Member (or, in the case of a subsequent Transfer, a Permitted Transferee of such Employee Member) transferred Class B Units or Class B-1 Units pursuant to the terms of this Agreement, provided that (a) neither the Company nor the Managing Member shall be designated as a Permitted Transferee of an Employee Member following a Transfer of Class B Units or Class B-1 Units to the Company or the Managing Member, as the case may be, and (b) the Managing Member and such Employee Member may agree in writing that a transferee of such Class B Units of such Employee Member shall be designated as an Employee Member or a Non-Employee Member rather than as a Permitted Transferee of such Employee Member.  For the avoidance of doubt, Class B-1 Units may only be transferred to a Permitted Transferee.

“Person(s)” shall mean any individual, partnership (whether general or limited), joint venture, corporation, limited liability company, trust, an incorporated organization and a Governmental or Regulatory Authority or other entity.

“Plan” shall mean (a) the 2006 Plan, (b) the 2007 Plan or (c) any other equity incentive plan that may hereinafter be adopted by the Company.

“Prime Rate” shall mean U.S. prime rate published in The Wall Street Journal on the business day immediately prior to the date of determination.

“Profits Interest” means a “profits interest” within the meaning of Internal Revenue Service Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191, and Internal Revenue Service Notice 2005-43, and any future Internal Revenue Service guidance.

“Pzena Inc.” has the meaning set forth in the preamble hereto.

“Register of Members” has the meaning set forth in Section 1.07 hereof.

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“Registration Rights Agreement” shall mean the Resale and Registration Rights Agreement, dated as of the date hereof, by and between Pzena Inc. and the Persons who, on or following such date, may become parties to such agreement.

“Revised Partnership Audit Procedures” means the provisions of Subchapter C of Subtitle F, Chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015, P.L. 114-74, and the Consolidated Appropriations Act, 2018, P.L. 115-141 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder and published administrative interpretations thereof).

“Securities” has the meaning set forth in Section 1.03(a) hereof.

“Selling Holders” has the meaning set forth in Section 6.03 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Sharing Percentage” shall mean, with respect to any Member, a percentage, expressed as a fraction the numerator of which is the number of vested and unvested Units held by such Member and the denominator of which is the aggregate number of vested and unvested Units held by all Members, in each case excluding any Class B-1 Units held by a Class B-1 Member who has ceased to be employed by the Company Group.

“Super Majority In Interest of the Class B Members” shall mean, as of the time of determination, Class B Members holding more than 66 2/3% of the issued and outstanding Class B Units at such time.

“Tax Allowance Amount” shall mean, with respect to any Member for any fiscal quarter of the Company, an amount equal to the product of: (i) the highest combined federal and applicable state and local tax rate applicable to any Member in respect of the taxable income and taxable loss of the Company in respect of such fiscal quarter, taking into account the deductibility of state and local taxes for federal income tax purposes, times (ii) an amount equal to the remainder of (a) such Member’s share of the estimated net taxable income allocable to such Member arising from its ownership of an interest in the Company calculated through such fiscal quarter minus (b) the sum of (1) any net losses (for income tax purposes) of the Company for prior Fiscal Years and such fiscal quarter that are allocable to such Member that were not previously utilized in the calculation of the Tax Allowance Amounts in a prior Fiscal Year and (2) the amount of all prior distributions (including distributions of Tax Allowance Amounts) for such Fiscal Year, all as determined by the Managing Member.

“Tax Matters Representative” has the meaning set forth in Section 10.04(a) hereof.

“Threshold Value” has the meaning set forth in Section 3.03(d) hereof.

“Transfer” shall mean, as a noun, any voluntary or involuntary transfer, sale, assignment, pledge, hypothecation, creation of a security interest or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, assign, pledge, hypothecate, grant a security interest in or otherwise dispose of.

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“2007 Plan” shall mean the Pzena Investment Management, Inc. Equity and Incentive Plan, as hereafter amended, modified or supplemented, and any other successor incentive plan.

“2006 Plan” shall mean the Pzena Investment Management, LLC 2006 Equity Incentive Plan in the form attached hereto as Exhibit A, as hereafter amended, modified or supplemented.

“Unit(s)” shall mean the Class A Units, the Class B Units and the Class B-1 Units (whether or not vested).

“Works” has the meaning set forth in Section 5.08(g) hereof.

1.09Construction. For the purposes of this Agreement (a) any reference in this Agreement to gender shall include all genders; (b) any words imparting the singular number only shall include the plural and visa versa; (c) the terms “herein,” “hereinafter,” “hereof,” “hereby” and “hereunder” and words of similar import refer to this Agreement as a whole (including all of the exhibits and schedules hereto) and not merely to a subdivision in which such words appear unless the context otherwise requires; (d) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (e) any reference in this Agreement to “dollars” or ($) shall mean United States dollars; (f) the word “or” shall not be exclusive; (g) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; (h) all references to an “employee” of the Company Group shall include any natural person that provides personal services to any member of the Company Group, whether or not such natural person is treated as a “partner” (rather than as an employee) for tax and tax withholding purposes; (i) any reference in this Agreement to “writing” or comparable expressions includes a reference to facsimile transmissions or comparable means of communication; and (j) references to any statute or statutory provision shall include a reference to that statute or statutory provision as amended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include subordinate legislation made under the relevant statute or statutory provision.

ARTICLE II
CAPITALIZATION

2.01Contributions.

(a)The Managing Member and each Class B Member and Class B-1 Member identified on the Register of Members has the number of Units of such designation as set forth opposite such Member’s name and each has been duly admitted to the Company. The Company shall also set forth in its books and records Capital Contributions made by each Member.

(b)At the time of admittance as a Class B Member or Class B-1 Member, each Person being so admitted shall have its name and the number of Units being granted to such Class B Member or Class B-1 Member upon admittance, including any conditions, adjustments or special provisions determined by the Managing Member to be applicable to such Class B Member or Class B-1 Member, added to the Register of Members and shall have its Capital Contributions, if any, recorded in the books and records of the Company. The Managing Member may admit Class B Members or Class B-1 Members and issue Class B Units or Class B-

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1 Units for contributions, or on terms and conditions determined by the Managing Member in its sole discretion, it being expressly understood and agreed among the Class B Members and Class B-1 Members that such contribution and such terms and conditions may be different from the corresponding terms and conditions for other Class B Members and Class B-1 Members.

(c)No Member shall be entitled to the return of its Capital Contributions at any particular time.

2.02Additional Capital Contributions. No Member shall be obligated to make any additional Capital Contributions. In addition, no Member shall be permitted to make additional Capital Contributions of cash or property without the express permission of the Managing Member, which permission may be withheld for any or no reason.

2.03Members and the Executive Committee Not Liable. None of the Managing Member, any other Member or any member of the Executive Committee shall be liable for any obligation or liability of the Company or for distribution, return or payment of all or any portion of the Capital Contributions or any additions to the Capital Accounts of any Member (or successor, assignee or transferee), it being expressly agreed that any such distribution, return or payment as may be made at any time, or from time to time, shall be made solely from the assets (which shall not include any right of contribution from the Managing Member, any Member or any member of the Executive Committee) of the Company.

2.04Capital Accounts.

(a)A separate capital account (a “Capital Account”) shall be maintained for each Member on the books of the Company.

(b)The Capital Account for each Member will be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) and the following provisions:

(1)to such Member’s Capital Account there will be credited such Member’s Capital Contributions, such Member’s distributive share of Company Income and other items of income or gain specially allocated hereunder, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company assets distributed to such Member;

(2)to such Member’s Capital Account there will be debited the amount of cash and the Gross Asset Value of any other property of the Company distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Company Losses and other items of loss, expense and deduction specially allocated hereunder, and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company;

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(3)in determining the amount of any liability for purposes of this subsection (b), there will be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations; and

(4)such Member’s Capital Account will be appropriately adjusted to take into account any adjustments to the Gross Asset Value of Company assets in accordance with the definition of the term “Gross Asset Value” set forth in Section 1.08.

(c)After the date of this Agreement, in the event that all or a portion of any Interest in the Company is Transferred (other than pursuant to the granting of a Lien) in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent such Capital Account relates to the portion of the Interest so Transferred, except to the extent otherwise agreed by the transferor, the transferee and the Managing Member.

(d)No Member shall be entitled to receive any interest on or in respect of any amount credited to his/her/its Capital Account.

(e)Except as otherwise provided in this Agreement, no Member shall have the right to receive a return of any portion of its Capital Account.

ARTICLE III
INCOME AND LOSSES; ALLOCATION; DISTRIBUTIONS

3.01Allocation of Company Income and Loss. Subject to Section 3.01(d) hereof, Company Income and Company Loss or, to the extent necessary to accomplish the purpose of this Section 3.01, gross items of income, gain, deduction, and loss constituting such Company Income and Company Loss, for each Accounting Period will be allocated to the Members as follows:

(a)Operating Company Income and Operating Company Loss.  Operating Company Income and Operating Company Loss shall be allocated among the Members in accordance with their respective Sharing Percentage.

(b)Capital Transaction Company Income and Capital Transaction Company Loss.  Capital Transaction Company Income and Capital Transaction Company Loss shall be allocated among the Members in a manner so as to ensure, to the extent possible, that the Capital Accounts of the Members as of the end of such Accounting Period, as increased by the Members’ shares of “partnership minimum gain” and “partner nonrecourse debt minimum gain” (as such terms are used in Treasury Regulations Section 1.704-2) not otherwise required to be taken into account in such Accounting Period, plus any other amount which such Member is deemed obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), are equal to the aggregate distributions that Member would be entitled to receive (assuming all Units are vested) if all of the assets of the Company were sold for their Gross Asset Values (assuming for this purpose only that the Gross Asset Value of an asset that secures a non-recourse liability for purposes of Treasury Regulations Section 1.1001-2 is no less than the amount of such liability that is allocated to such asset in accordance with Treasury Regulations Section 1.704-2(d)(2)), all liabilities of the Company were repaid from the proceeds of sale and the net remaining proceeds were distributed as of the end of such Accounting Period in accordance with Section 3.03(c)(2).

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The allocations made pursuant to Sections 3.01(a) and 3.01(b) are intended to reflect the Members’ economic interests in the Company as set forth in Section 3.03, and Sections 3.01(a) and 3.01(b) will be interpreted in a manner consistent with such intention.

(c)For purposes of determining the Company Income, Company Loss, or any other items allocable to any Accounting Period, Company Income, Company Loss and any such other items will be determined on a daily, monthly or other basis (but no less frequently than once annually), as determined by the Managing Member using any permissible method described in Code Section 706 and the Treasury Regulations thereunder; provided that Company Income, Company Loss, and such other items will be allocated at such times as the Gross Asset Values of the Company are adjusted pursuant to subparagraph (c) of the definition of Gross Asset Value in Article I.

(d)The allocations set forth in Section 3.01(a) and (b) are intended to allocate Company Income and Company Loss to the Members in compliance with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.  If the Managing Member determines that the allocation of Company Income or Company Loss for any period pursuant to the provisions of Section 3.01(a) and (b) does not satisfy the “substantial economic effect safe harbor” of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder (including the minimum gain and partner minimum gain chargeback requirements of §1.704-2 of the Treasury Regulations and the qualified income offset requirement of §1.704-1(b)(2)(ii)(d) of the Treasury Regulations), then notwithstanding anything to the contrary contained in this Agreement, items otherwise included in the computation of Company Income and Company Loss shall be specially allocated in such manner as the Managing Member shall determine to be required by Section 704(b) of the Code and the Treasury Regulations promulgated thereunder; provided, however, that, if the Managing Member exercises its authority to make such allocations, then, notwithstanding the other provisions of this Article III, but subject to section 704(b) of the Code and the Treasury Regulations promulgated thereunder, the Managing Member shall reallocate other items of income, gain, deduction, loss, or other items otherwise included in the computation of Company Income or Company Loss among the Members so as to cause the Members’ respective separate Capital Accounts to have balances (or as close thereto as possible) they would have if Company Income and Company Loss and all other items of income, gain, deduction or loss were allocated without reference to the allocations permitted by this Section 3.01(d).

3.02Tax Allocations.

(a)Allocations for Income Tax Purposes. The income, gains, losses, deductions and credits of the Company shall be allocated for federal, state and local income tax purposes among the Members in the same manner as their corresponding book items were allocated pursuant to Section 3.01. If any Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Accounting Period, each item of income, gain, loss, deduction, or credit of the Company for such Accounting Period allocable may be allocated based on any method consistent with Section 706(d) of the Code, in the sole discretion of the Managing Member.

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(b)Section 704(c) Allocations. Notwithstanding any other provision in this Section 3.02, in accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution.  If the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (c) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Allocations pursuant to this Section 3.02(b) are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member’s Capital Account or share of Company Income, Company Loss, or other items or distributions pursuant to any provisions of this Agreement.

3.03Distributions. Subject to applicable Law, any limitations contained elsewhere in this Agreement including Section 8.02, distributions of all capital, earnings, income and other distributable items from the Company:

(a)shall be made at such times as the Managing Member shall determine from time to time;

(b)may take the form of cash, securities or other property, as determined by the Managing Member; and

(c)any distributions determined by the Managing Member to be made shall be made to the Members as follows:

(1)any such amounts other than Capital Transaction Proceeds (as determined by the Managing Member in accordance with the definition of Capital Transaction Proceeds) shall be distributed to the Members holding Units pro rata in proportion to their respective Sharing Percentages; and

(2)any Capital Transaction Proceeds shall be distributed to the Members pro rata in proportion to their respective Capital Transaction Percentages, subject to the limitations set forth in Section 3.03(d) with respect to Class B-1 Units.

(d)The Class B-1 Units are intended to be treated as Profits Interests and the provisions of this Section 3.03 shall at all times be interpreted in a manner consistent with such intent. Accordingly, (i) the portion of a Member’s Capital Account associated with each Class B-1 Unit at the time of its issuance shall be equal to zero and (ii) no Class B-1 Unit shall be entitled to receive distributions pursuant to Section 3.03(c)(2) until a cumulative amount of distributions pursuant to Section 3.03(c)(2) have been made with respect to all Units after the date of issuance of such Class B-1 Unit equal to the “Threshold Value” of such Class B-1 Unit (as determined in good faith by the Managing Member). The Threshold Value with respect to a Class B-1 Unit shall be equal to or greater than the amount that would be distributed pursuant to Section 3.03(c)(2) with respect to all Units outstanding immediately prior to the grant of such Class B-1 Unit (including any Class B-1 Unit with a lower Threshold Value) in a hypothetical transaction

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in which the Company sold all of its assets for fair market value and distributed the proceeds therefrom in liquidation pursuant to this Agreement. The Managing Member shall designate a Threshold Value for each Class B-1 Unit in the applicable award agreement for such Class B-1 Unit. The Company and each holder of a Class B-1 Unit shall file all federal income tax returns (and state, local, and foreign tax returns where applicable) consistent with this Section 3.03(d) and the characterization of the Class B-1 Units as Profits Interests, although none of the Managing Member, the Company or any Member makes any representation as to the tax treatment of the Class B-1 Units. The Threshold Value of each Class B-1 Unit shall be appropriately adjusted by the Managing Member in the event of a capital contribution to the Company, a recapitalization of the Company or any similar transaction to ensure that a holder of Class B-1 Units does not become entitled to any distributions not relating to appreciation in the value of, or profits derived by, the Company occurring after the issuance of such holder’s Class B-1 Units.  The Managing Member shall have the discretion to make any determinations required under this Section 3.03(d), including as to the extent to which a Class B-1 Unit will be excluded from participating in Company distributions on account of this Section 3.03(d).  Subject to the foregoing limitations, distributions shall be made to holders of Class B-1 Units without regard to vesting.

Notwithstanding the foregoing provisions of this Section 3.03, the Managing Member may in its sole reasonable discretion determine which Class B-1 Members may participate in a distribution with respect to all or a portion of their Class B-1 Units under this Section 3.03 in order to further the purpose of this Section 3.03.  For example, the Managing Member may determine that earnings generated during a prior Fiscal Year should only be distributed with respect to the Class B-1 Units issued and outstanding as of that Fiscal Year, rather than based on the Class B-1 Units issued and outstanding as of a subsequent Fiscal Year.

3.04Tax Distributions. Notwithstanding Section 3.03 hereof, on or before the date that estimated income taxes are required to be paid, the Managing Member shall determine the Tax Allowance Amount for each Member in respect of such quarter. Upon such determination, the Company shall distribute each Member’s Tax Allowance Amount to such Member. All such distributions shall have priority over any distributions pursuant to Section 3.03 hereof. Amounts distributed pursuant to this Section 3.04 shall be treated as distributions for all purposes of this Agreement and shall be offset against and reduce subsequent distributions made pursuant to Section 3.03.

3.05Restrictions on Distributions. Notwithstanding the provisions of Sections 3.03 and 3.04 hereof to the contrary, no distribution shall be made to the Members if such distribution would (i) violate any contract or agreement to which the Company is then a party or any Law then applicable to the Company, (ii) have the effect of rendering the Company insolvent or (iii) result in the Company having net capital lower than that required by applicable Law. Without limiting the generality of the foregoing, the Company shall not make a distribution to a Member to the extent that at the time of the distribution, after giving effect to the distribution, the aggregate of the liabilities of the Company and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company (including, without limitation, the fair value of the Company’s goodwill), except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

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3.06Withholding. Each Member hereby authorizes the Company to withhold and to pay to any appropriate taxing authority any taxes payable by the Company as a result of such Member’s participation in the Company; if and to the extent that the Company shall be required to withhold and pay any such taxes, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company in the amount of the sum withheld as of the time such withholding is required to be paid to any appropriate taxing authority, which payment shall be deemed to be a distribution to such Member to the extent that the Member is then entitled to receive a distribution.

3.07Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is required by law to make any payment to a Governmental or Regulatory Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state or local personal property taxes and state or local unincorporated business taxes), then such Member shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). A Member’s obligation to indemnify the Company under this Section 3.07 shall survive termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 3.07, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 3.07, including instituting a lawsuit to collect such indemnification, with interest calculated at a rate equal to Prime Rate plus 2% (but not in excess of the highest rate per annum permitted by law).

ARTICLE IV
COSTS AND EXPENSES

4.01Operating Costs. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company, and (ii) in the sole discretion of the Managing Member, reimburse the Managing Member or any member of the Executive Committee, any Administrative Officer, or any Company employee for any out-of-pocket costs, fees and expenses incurred by them in connection therewith. In light of the fact that the Managing Member is the managing member of the Company and provides a means through which Class B Members and Class B-1 Members may exchange their Class B Units and Class B-1 Units for securities of the Managing Member, the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without suggesting any limitation of any kind, costs of securities offerings not borne directly by Class B Members or Class B-1 Members, Board of Directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that, without limiting the right of the Managing Member to receive distributions pursuant to Sections 3.03 and 3.04, the Company shall not pay or bear any income tax obligations of the Managing Member pursuant to this Section 4.01.

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ARTICLE V
MEMBERS

5.01Liability of Members. Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

5.02Management of Business. The business, property and affairs of the Company shall be managed under the exclusive direction of the Managing Member, which may from time to time delegate duties and authority in accordance with this Agreement to the Executive Committee, to the Administrative Officers or to others to act on behalf of the Company. The Class B Members and Class B-1 Members, in their capacity as members of the Company, shall not take part in the management or control of the Company. No Class B Member or Class B-1 Member shall transact any business for the Company, and none may bind or obligate the Company, unless specifically authorized by the Managing Member or the Executive Committee to do so as part of the delegation of duties to such Class B Member or Class B-1 Member as an Administrative Officer.

5.03Withdrawal. The Managing Member may not withdraw or resign from the Company. Except as otherwise provided herein, a Class B Member or Class B-1 Member may not withdraw or resign from the Company without the prior written consent of the Managing Member; provided, that at such time as a Class B Member or Class B-1 Member no longer owns any Units, such Class B Member or Class B-1 Member shall cease to be a member of the Company. The resignation or cessation of membership of a Class B Member or Class B-1 Member shall not dissolve the Company.

5.04Substitute Member.

(a)No Class B Member or Class B-1 Member shall have the right to substitute in his place a purchaser, assignee, transferee, donee, heir, legatee, distributee, or other recipient of interests of such Class B Member or Class B-1 Member (other than in compliance with the provisions of Section 5.04(b) hereof), provided that any purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of interests shall be admitted to the Company as a substitute Class B Member or Class B-1 Member with, and only with, the consent of the Managing Member, which consent may be granted or withheld in the sole discretion of the Managing Member. Any such consent by the Managing Member shall be binding and conclusive without the consent of the Class B Members or Class B-1 Members.

(b)No Person shall become a substitute Class B Member or Class B-1 Member until such Person shall have satisfied the following requirements: (i) such Person shall, by written instrument in form and substance reasonably satisfactory to the Managing Member, make representations and warranties to each nontransferring Member (w) with respect to the capacity, power and authority of the transferee to accept and adopt the terms and provisions of this Agreement, (x) that the execution, delivery and performance of this Agreement by the transferee does not require any consent or approval and does not violate any agreement to which

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the transferee is a party, (y) that the transferee has not committed any act which could serve as a basis for (I) denial, suspension or revocation of the registration of any investment adviser, including the Company, under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder, or for disqualification of any investment adviser, including the Company, as an investment adviser to a registered investment company pursuant to Sections 9(a) or 9(b) of the Investment Company Act of 1940, (II) precluding the Company from acting as a fiduciary by operation of Section 411 of the Employee Retirement Income Security Act of 1974, as amended, or (III) the Company failing to qualify as a Qualified Professional Asset Manager within the meaning of Prohibited Transaction Exemption 84-14, and (z) that are otherwise determined by the Managing Member as necessary or desired by the Company in order to comply with securities Laws, and (ii) such Person accepts and adopts the terms and provisions of this Agreement pursuant to a written instrument acceptable to the Managing Member in its sole discretion.

(c)For the purpose of allocating Company Income and Company Losses, a Person with respect to whom the Managing Member has given consent as provided in Section 5.04(a) hereof shall be treated as having become, and shall appear in the records of the Company as, a Member on the date of the Transfer to such Person.

5.05Power of Attorney. Each of the Class B Members and Class B-1 Members hereby constitutes and appoints the Managing Member his true and lawful representative and attorney-in-fact in his name, place and stead, with full power of substitution, to make, execute, sign, acknowledge and file with respect to the Company:

(a)all instruments which the Managing Member deems appropriate to reflect any duly adopted amendment, change or modification of the Company’s Certificate of Formation or this Agreement in accordance with the terms of this Agreement;

(b)any amendment to this Agreement and all such other instruments, documents and certificates, which may from time to time be required by the laws of the State of Delaware, the United States of America (including tax laws and regulations), or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid and subsisting existence of the Company as a limited liability company and to be treated as a partnership for tax purposes;

(c)all applications, certificates, certifications, reports or similar instruments or documents required to be submitted by or on behalf of the Company to any Governmental or Regulatory Authority or to any securities or commodities exchange, board of trade, clearing corporation or association or similar institution or to any other self-regulatory organization or trade association; and

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(d)all papers which may be deemed necessary or desirable by the Managing Member to effect the dissolution and liquidation of the Company if approved in accordance with the terms of this Agreement;

provided, that no such representative and attorney-in-fact shall have any right, power or authority to amend or modify this Agreement when acting in such capacity. The foregoing Power of Attorney is hereby declared to be a power coupled with an interest and irrevocable, and shall not be revoked by the death of a Class B Member and Class B-1 Member and shall extend to such Member’s Permitted Transferees.

5.06Voting. The Class B Units shall have no voting or consent rights except as set forth in Sections 6.03, 7.01(b), 8.01(a) and 11.01. The Class B-1 Units shall have no voting or consent rights except as otherwise required by Law.  If a vote, consent or approval of the Class B Members is required by this Agreement, then each such Class B Member shall have one vote for each Class B Unit held by such Class B Member. Except as otherwise expressly provided for herein, (i) the Class B Members and Class B-1 Members hereby consent to the exercise by the Managing Member of all such powers and rights conferred on each Class B Member and Class B-1 Member by the Act with respect to the management and control of the Company and (ii) if a vote, consent or approval of the Class B Members or Class B-1 Members is required by the Act or other applicable Law with respect to any act to be taken by the Company or matter considered by the Managing Member, each Class B Member and Class B-1 Member agrees that it shall be deemed to have consented to or approved such act or voted on such matter in accordance with the actions of the Managing Member on such act or matter.

5.07Non-Solicitation/Non Compete.

(a)In consideration of the Class B Units and Class B-1 Units granted and to be granted to the Employee Members from time to time by the Company, each Employee Member agrees that during the entire term of the Non-Compete Period applicable to such Employee Member, such employee shall not, directly or indirectly, whether as an officer, director, owner, partner, investor, member, adviser, representative, consultant, agent, employee, co-venturer or otherwise, provide Investment Advisory Services, except in the performance of his duties with the Company Group, or engage, or assist others to engage, in whole or in part, in any business in competition with the business of the Company Group.

(b)In consideration of the Class B Units and Class B-1 Units granted and to be granted to the Employee Members from time to time by the Company Group, each Employee Member agrees that during the entire term of the Non-Solicitation Period applicable to such Employee Member, such Employee Member shall not, directly or indirectly (other than in the course of performing his duties to the Company Group) (i) solicit the hiring of or hire any employee of the Company Group or any Person who, within the prior six months had been an employee of the Company Group, assist in, or encourage such hiring by any Person or encourage any such employee to terminate or alter his relationship with the Company Group; (ii) in competition with the Company Group, solicit, seek, induce, pursue in any way, or accept a business relationship of any kind with, any Person who is a Client of the Company Group, including by way of indirect or sub-advisory arrangements (such obligation to include the duty of the Employee Member to decline any such offered business activity even if unsolicited); (iii)

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otherwise solicit, encourage or induce any Client to terminate or reduce its business or relationship with the Company Group; or (iv) otherwise take any action or have any communication with any Person which purpose is, or the reasonably likely effect of which could be, to cause any such Client to terminate, alter, reduce, modify or restrict in any way its relationship or business with the Company Group.

(c)In the event that the Employee Member, upon notice from the Company of an inadvertent breach of Section 5.07(b) by such Employee Member, promptly pays to the Company all fees and other compensation that are earned by such Employee Member during the Non-Solicitation Period in connection with such breach, such inadvertent breach shall not be treated as a breach resulting in a forfeiture of Class B Units or Class B-1 Units pursuant to Section 6.02(b)(2) or (3).

(d)Each Employee Member acknowledges and agrees that the covenants set forth in this Section 5.07 are reasonable and necessary for the protection of the Company. Each Employee Member further agrees that irreparable injury will result to the Company in the event of any breach of any of the terms of Section 5.07, and that in the event of any actual or threatened breach of any of the provisions contained in Section 5.07, the Company will have no adequate remedy at Law. Each Employee Member accordingly agrees that in the event of any actual or threatened breach by such Employee Member of any of the provisions contained in this Section 5.07, the Company shall be entitled to seek such injunctive and other equitable relief as may be deemed necessary or appropriate by a court of competent jurisdiction, without the necessity of showing actual monetary damages and without posting any bond or other security.

(e)If any court of competent jurisdiction shall at any time deem the term of any particular restrictive covenant contained in this Section 5.07 too lengthy or the geographic scope too extensive, the other provisions of this Section 5.07 shall nevertheless stand, the Non‑Compete Period and the Non-Solicitation Period applicable to such Employee Member shall be deemed to be the longest period permissible by applicable Law under the circumstances and the geographic scope shall be deemed to comprise the largest territory permissible by applicable Law under the circumstances. The court in each case shall reduce the Non-Compete Period, the Non-Solicitation Period and/or geographic scope to permissible duration or size.

(f)During the six (6) month period following the termination of employment of a 1% Member with the Company Group, the Managing Member may, in its sole discretion, elect to cause the Company Group to provide base and bonus compensation to such 1% Member at the same rate and the same time as it was then compensating such 1% Member, provided that the bonus component of such compensation applicable to such six (6) month period shall equal 50% (subject to reduction pursuant to the last sentence of this Section 5.07(f)) of the annual bonus earned by such 1% Member most recently prior to such termination of employment and shall be paid in cash promptly following the end of such six (6) month period. In the event the Managing Member elects to provide such 1% Member such compensation, the Non-Compete Period applicable to such 1% Member shall continue until the last day of such six (6) month period. In order to make such election, the Managing Member shall, within five (5) Business Days upon issuing to or receiving from a 1% Member a written notice of termination of employment, notify such 1% Member in writing whether the Company Group will provide such base and bonus compensation for such six (6) month period. If the Managing Member does not

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timely make such an election, then the Non-Compete Period shall end when such 1% Member’s employment with the Company Group terminates. Notwithstanding the foregoing, to the extent that a 1% Member gives a notice of termination of employment at least fourteen (14) days in advance of such termination, (i) such 1% Members’ Non-Compete Period shall be reduced, for up to ninety (90) days, by the number of days elapsed between the date of such notice and the date of the termination of such 1% Member’s employment (such number, the “Reduced Number of Days”), (ii) the period during which the Company shall provide compensation pursuant to this Section 5.07(f) shall be reduced by the Reduced Number of Days and (iii) the percentage contained in the proviso to the first sentence of this Section 5.07(f) (including with respect to the annual bonus) shall equal the product of 50% multiplied by a fraction the numerator of which is 182 minus the Reduced Number of Days and the denominator of which is 182.

5.08Confidentiality; Work for Hire. In consideration of the benefits provided in this Agreement, each Employee Member hereby agrees to the following:

(a)During the entire term of the Employee Member’s employment with the Company Group, the Employee Member will have access to and become acquainted with confidential proprietary information of the Company Group, including, without limitation, confidential or proprietary investment methodologies and models, market analysis, trade secrets, know-how, designs, formulae, software programs, proprietary or confidential plans, client identities and relationships, compilations of information, client lists or files, service providers, business operations or techniques, records, specifications, and data owned or used in the course of business by the Company Group (collectively, “Confidential Information”). The Employee Member shall not disclose any of the Confidential Information, directly or indirectly, or use it in any way, either during the Employee Member’s employment with the Company Group or at any time thereafter, except as required in the course of the Employee Member’s employment by the Company Group. All files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Company Group, whether prepared by the Employee Member or otherwise coming into the Employee Member’s possession, will remain the exclusive property of the Company Group, and if removed from the premises of the Company Group will be immediately returned to the Company Group upon any termination of the Employee Member’s employment.

(b)Each Employee Member agrees that any and all presently existing investment advisory businesses of the Company Group and all businesses developed by the Company Group, including by the Employee Member or any other employee or agent of the Company Group, including all investment methodologies, all client investment advisory contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and any other incident of any business developed by the Company Group or earned or carried on by the Employee Member for the Company Group, and all trade names, service marks and logos under which the Company Group does business, and any combinations or variations thereof, are and shall be, the exclusive property of the Company Group for its sole use, and (where applicable) shall be, payable directly to the Company Group. In addition, the Employee Member acknowledges and agrees that the investment performance of the accounts managed by the Company Group is attributable to the efforts of the team of professionals of the Company Group (including by the Employee Member during the Employee Member’s employment with the Company Group) and not to the efforts of any single individual, and that, therefore, (i) the

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performance records of the accounts managed by the Company Group (including by the Employee Member during the Employee Member’s employment with the Company Group) are and shall be the exclusive property of the Company Group and (ii) such records may not be used or cited by such Employee Member at any time except as required in the course of the Employee Member’s employment by the Company Group or with the prior written consent of the Managing Member.

(c)As used in this Section 5.08, the term “Confidential Information” does not include information that the Employee Member can document (i) becomes or has been generally available to the public other than as a result of the Employee Member’s or its representative’s disclosure; (ii) was available to the Employee Member on a non confidential basis prior to its disclosure by the Company Group; or (iii) is independently developed or becomes available to the Employee Member on a nonconfidential basis from a source other than the Company Group.

(d)The Employee Member agrees that the Employee Member has not and will not during the term of the Employee Member’s employment with the Company Group: (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other Person with which the Employee Member has an agreement or duty to keep in confidence information acquired by the Employee Member, if any; or (ii) bring onto the premises of the Company Group any document or confidential or proprietary information belonging to such employer or Person unless consented to in writing by such employer or Person. The Employee Member will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation of the foregoing.

(e)The Employee Member recognizes that the Company Group may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Company Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Employee Member agrees that the Employee Member owes the Company Group and such third parties, during the Employee Member’s employment by the Company Group and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any Person and to use it in a manner consistent with, and for the limited purposes permitted by, the Company Group’s agreement with such third party.

(f)In the event of the Employee Member’s termination of employment with the Company for any reason whatsoever, the Employee Member agrees promptly to surrender and deliver to the Company all records, notes, materials, equipment, drawings, documents and data of any nature pertaining to any Confidential Information or to his employment, and the Employee Member will not retain or take with the Employee Member any tangible materials containing or pertaining to any Confidential Information that the Employee Member may produce, acquire or obtain access to during the course of his employment.

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(g)Works Made for Hire.

(1)The Employee Member acknowledges that all work performed by the Employee Member for the Company Group, including without limitation copyrights, patents, inventions or any other works (collectively, the “Works”), shall be considered “works made for hire” as defined in the United States Copyright Act, as amended. For purposes of this Agreement, the Company is the Person for whom this work is prepared and is considered the sole and original author of any work done by the Employee Member hereunder. Therefore, the Company owns all of the right, title and interest in and to the Works, and shall have the sole and exclusive right (and may grant to others the right) in perpetuity throughout the universe, to copyright, use, modify, change, adapt or exploit the Works (and permit others to do the same) by any means, for any purpose, in any media, now known or hereafter devised. The Employee Member hereby waives any and all moral rights that he, or any Person working on his behalf, may have pursuant to any Laws or in any jurisdiction regarding the Works.

(2)In the event that a court of competent jurisdiction ever determines that any of the Works are not “works made for hire,” then such Works and all rights therein shall be deemed assigned to the Company (and/or its successors or assigns). The foregoing assignment includes all worldwide rights of any kind in and to the Works (whether or not such rights are recognized in the United States or any other country in the world) including, all rights incident to copyright ownership (including renewals or extensions), to claims for damages by reason of past infringement and to the right to sue and recover such damages for the use and benefit of the Company. Upon the Company’s reasonable request, the Employee Member agrees to execute additional documents, if any, necessary to evidence, establish, maintain or protect the Company Group’s (or its licensees’, successors’ or assigns’) rights in and ownership of the Works and hereby appoints the Company (and its successors or assigns) as his attorney-in-fact to execute such documents.

5.09New Class B Members and Class B-1 Members and Issuance of Class B Units and Class B-1 Units. Subject to the terms of this Agreement, the Managing Member may admit one (1) or more additional Class B Members or Class B-1 Members or issue additional Class B Units or Class B-1 Units to an existing Class B Member or Class B-1 Member, as applicable, at any time. As determined by the Managing Member, the admission of additional Class B Members or Class B-1 Members may result in dilution of the Interests of the Company’s then existing Members. No existing Member shall be entitled to be compensated or reimbursed on account of any such dilution, nor will any Member be entitled to rights of first refusal, pre-emptive rights or any other rights or benefits as a result of the issuance of additional Units to any existing Member or the admission of a new Class B Member or Class B-1 Member. The Managing Member may do all things appropriate or convenient in connection with the issuance of Units or the admission of any additional Class B Member or Class B-1 Member. The admission of an additional Class B Member or Class B-1 Member to the Company shall not dissolve the Company.

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5.10Investment Representations of Members. Each Member hereby represents, warrants and acknowledges to the Company that:

(a)Such Member has all requisite power to execute, deliver and perform this Agreement; the performance of its obligations hereunder will not result in a breach or a violation of, or a default under, any material agreement or instrument by which such Member or any of such Member’s properties is bound or any statute, rule, regulation, order or other law to which it is subject, nor require the obtaining of any consent, approval, permit or license from or filing with, any governmental authority or other Person by such Person in connection with the execution, delivery and performance by such Member of this Agreement.

(b)This Agreement constitutes (assuming its due authorization and execution by the other Members) such Member’s legal, valid and binding obligation.

(c)Such Member is acquiring its Interest for investment solely for such Member’s own account and not for distribution, transfer or sale to others in connection with any distribution or public offering.

(d)Such Member (i) has received all information that such Member deems necessary to make an informed investment decision with respect to an investment in the Company and (ii) has had the unrestricted opportunity to make such investigation as such Member desires pertaining to the Company and an investment therein and to verify any information furnished to such Member.

(e)Such Member understands that such Member must bear the economic risk of an investment in the Company for an indefinite period of time because (i) the Interests have not been registered under the Securities Act and applicable state securities laws and (ii) the Interests may not be sold, transferred, pledged or otherwise disposed of except in accordance with this Agreement and then only if they are subsequently registered in accordance with the provisions of the Securities Act and applicable state securities laws or registration under the Securities Act or any applicable state securities laws is not required.

5.11Relationship With the Managing Member.

(a)It is the intention of each of the Managing Member and the Class B Members that, unless otherwise determined by the Managing Member, the number of the Class A Shares and Class B Shares outstanding shall at all times equal the number of Class A Units and Class B Units outstanding, respectively, and each of the Company, the Managing Member and the Class B Members agrees to cooperate to give effect to the intent of this Section 5.11(a).

(b)The Managing Member shall not, directly or indirectly, enter into or conduct any business, or hold any assets other than (i) business conducted and assets held by the Company and its Subsidiaries, (ii) the ownership, acquisition and disposition of equity interests of the Company, (iii) the management of the business of the Company and its Subsidiaries, (iv) the offering, sale, syndication, private placement or public offering of shares, bonds, securities or other interests in compliance with this Section 5.11, (v) any activity or transaction contemplated by this Agreement and the Registration Rights Agreement and (vi) such activities as are incidental to the foregoing.

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(c)The Managing Member shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Company) other than equity interests in the Company and such cash and cash equivalents, bank accounts or similar instruments or accounts as the Board of Directors of the Managing Member deems reasonably necessary for the Managing Member to carry out its responsibilities contemplated under this Agreement.

(d)The Managing Member shall, directly, maintain at all times ownership of all outstanding Class A Units, and shall not permit any Person to possess or exercise a right or ability to remove, replace, appoint or elect the Managing Member of the Company.

(e)If the Managing Member issues any equity securities after the date of this Agreement:

(i)at any time the Managing Member issues any equity securities other than pursuant to the 2007 Plan, the Managing Member shall immediately contribute all the cash proceeds, assets or other consideration or payments received from or in respect of the issuance of securities and from the exercise of any rights contained in any such securities, including from a Class B Member or Class B-1 Member in respect of such issuance (collectively, the “Equity Proceeds”) (x) to the Company and the Company shall immediately issue to the Managing Member, in exchange for the Equity Proceeds contributed to the Company and any deemed Capital Contributions pursuant to Section 5.11(e)(iii), (A) in the case of an issuance of a Class A Share, one Class A Unit, and (B) in the case of an issuance of any other equity securities by the Managing Member, a new class or series of units or other equity securities with designations, preferences and other rights, terms and provisions that are substantially the same as those of such Managing Member’s equity securities equal in number to the number of the Managing Member’s equity securities issued or, (y) if otherwise agreed in writing by the Managing Member and any other Member, to such Member and such Member shall immediately transfer to the Manager, in exchange for such Equity Proceeds, applicable Class B Units held by such Member, which Class B Units shall be automatically converted upon transfer, (A) in the case of an issuance of a Class A Share, one Class A Unit or, (B) in the case of an issuance of any other securities by the Managing Member, a new class or series of units or other equity securities with designations, preferences and other rights, terms and provisions that are substantially the same as those of such Managing Member’s equity securities equal in number to the number of the Managing Member’s equity securities issued;

(ii)at any time the Managing Member issues a Class A Share pursuant to the 2007 Plan (whether pursuant to the exercise of a stock option or the grant of a stock award or otherwise), (x) the Managing Member shall be deemed to have contributed to the Company an amount of cash equal to the per share closing price of its Class A common stock on the New York Stock Exchange on the trading day immediately prior to the date of such issuance (or, if earlier, on the date the related option is exercised) and shall concurrently transfer the Equity Proceeds, if any, to the Company (such Equity Proceeds shall not constitute a Capital Contribution) and (y) the Company shall be deemed to have purchased from the Managing Member the Class A Shares for the amount of cash deemed contributed by the Managing Member to the Company pursuant to clause (x) above and shall issue one Class A Unit to the Managing Member; and

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(iii)in the event of any issuance of Class A Shares by the Managing Member, and the contribution to the Company, by the Managing Member, of the cash proceeds or other consideration or payments received from or in respect of such issuance (including from a Class B Member in respect of such issuance), if the cash proceeds or other consideration or payments actually received by the Managing Member are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance (after giving effect to any consideration or payments paid by Class B Members in respect of such issuance), the Managing Member shall be deemed to have made a capital contribution to the Company in the amount equal to the sum of the cash proceeds or other consideration or payments of such issuance plus the amount of such underwriter’s discount and other expenses paid by the Managing Member, which discount and expense shall be treated as an expense for the benefit of the Company for purposes of Section 4.01.

(f)If, at any time, any Class A Shares (or such other class or series of equity securities) of the Managing Member is to be redeemed by the Managing Member for cash, the Company shall, immediately prior to such redemption, redeem one (1) Class A Unit (or such other class or series of equity securities in the Company) held by the Managing Member, upon the same term and for the same price per Class A Unit (or such other class or series of equity securities in the Company), as such Class A Shares (or such other class or series of equity securities of the Managing Member).

(g)Neither the Company nor the Managing Member shall in any manner subdivide (by split, distribution, reclassification, recapitalization or otherwise) or combine (by reverse split, reclassification, recapitalization or otherwise) their respective class or series of outstanding units and common stock with designations, preferences and other rights, terms and provisions that are substantially the same, unless such class of series of units or common stock are subdivided or combined concurrently in an identical manner.

(h)Each Class B Member shall, concurrently with the execution and delivery of this Agreement or, in the event that any Class B Units are issued by the Company to such Class B Member subsequent to the date hereof, concurrently with such subsequent issuance, (i) execute and deliver to the Managing Member a subscription agreement in form satisfactory to the Managing Member, subscribing to a number of Class B Shares equal to the number of Class B Units held by such Class B Member as of the date hereof or, with respect to a subsequent issuance, the number of Class B Units to be issued to such Class B Member at such subsequent issuance, (ii) pay to the Managing Member consideration for such subscribed Class B Shares at the par value, (iii) if such Class B Member is not a party to the Class B Stockholders Agreement, execute and deliver to the Managing Member a counterpart to the Class B Stockholders Agreement or an additional party signature page thereto and (iv) execute and deliver to the Managing Member such instruments, certificates, agreements and other documents as may be reasonably required by the Managing Member to effect the issuance of such subscribed Class B Shares. The Managing Member shall issue to such Class B Member, upon receipt of the foregoing, the Class B Shares so subscribed.

(i)Notwithstanding the foregoing provisions of this Section 5.11, the Managing Member may incur indebtedness and may take other actions if the Managing Member determines in good faith that such indebtedness or other actions are in the best interests of the Company.

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ARTICLE VI
TRANSFER OF UNITS

6.01Transfer of Units.

(a)No Class B Member or Class B-1 Member or transferee thereof shall, without the prior written consent of the Managing Member, which may be withheld in its sole discretion, create, or suffer the creation of, a Lien in such Member’s Units.

(b)The Managing Member shall not Transfer any Class A Units.

(c)No Class B Member or Class B-1 Member shall Transfer, or suffer the Transfer of, such Class B Member’s or Class B-1 Member’s Units (including by way of indirect transfer resulting from the direct or indirect transfer of control of any entity which is a Class B Member or Class B-1 Member), in whole or in part, nor enter into any agreement as the result of which any Person shall become interested with such Class B Member or Class B-1 Member therein except subject to Section 6.01(d), (i) with the prior written consent of the Managing Member, which may be withheld in its sole discretion, (ii) by last will and testament to: (A) spouses or lineal descendants, (B) inter vivos trusts, (C) family limited partnerships or similar entities or (D) devices for the benefit of spouses and lineal descendants, on the condition in each case that each Transferee thereof expressly acknowledges and agrees in writing that such transferred Interests (or a portion thereof) are subject to this Agreement and all of the terms and conditions hereof,  (iii) pursuant to Exhibit B or Exhibit D hereof or (iv) to the Partnership in accordance with the Partnership Agreement.

(d)Except with the written consent of the Managing Member, no Transfer of a Unit shall be permitted (and, if attempted, shall be void ab initio) if, in the determination of the Managing Member,

(1)such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

(2)such Transfer would require the registration of such transferred Unit or of any class of Unit pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other foreign securities laws or would constitute a non-exempt distribution pursuant to applicable state securities laws;

(3)to the extent requested by the Managing Member, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member, as determined in the Managing Member’s sole discretion;

(4)such a Transfer would pose a material risk that the Company would be a “publicly traded partnership” as defined in Section 7704 of the Code;

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(5)in the case of a Class B Unit, such transfer shall have been made in accordance with the Class B Stockholders Agreement;

(e)Notwithstanding Section 6.02(b), (i) at any time prior to or following a Transfer of Class B Units by a Class B Member or a Transfer of Class B-1 Units by a Class B-1 Member, the transferring Class B Member or Class B-1 Member, the transferee and the Managing Member may agree in writing, in the sole discretion of each such Person, that all or any portion of the Class B Units or Class B-1 Units that may be forfeited by a Permitted Transferee pursuant to Section 6.02(b) shall instead be forfeited by the Employee Member that transferred such Class B Units or Class B-1 Units; and (ii) with respect to any Class B Units or Class B-1 Units transferred by an Employee Member to a Permitted Transferee prior to the date hereof, such Class B Units shall not be subject to forfeiture by such Permitted Transferee and such Employee Member shall instead forfeit an additional number of Class B Units or Class B-1 Units equal to the number of Class B Units or Class B-1 Units that otherwise would have been forfeited by such Permitted Transferees pursuant to Section 6.02(b) (for example, if an Ordinary Employee Member transferred twenty (20) Class B Units to a Permitted Transferee prior to the date hereof, retained eighty (80) Class B Units and thereafter breached Section 5.07 during the term of his employment, such Ordinary Employee Member shall forfeit twenty five (25) Class B Units and such Permitted Transferee shall not forfeit any Class B Units).

(f)Any purported Transfer of Units not in compliance with this Section 6.01 shall be void and shall not create any obligation of the party of the Company or its Members to recognize such Transfer.

6.02Vesting and Forfeiture of Units.

(a)Vesting of Units.

(1)Units Held by the Managing Member and the Non-Employee Members. All Class A Units held by the Managing Member and, except as may be agreed in writing by the Managing Member and a Non-Employee Member, all Class B Units held by a Non-Employee Member shall be fully vested and shall not be subject to forfeiture under this Section 6.02 for any reason.

(2)Units Held by Employee Members and their Permitted Transferees. All Class B Units and Class B-1 Units shall be vested or subject to vesting provisions as set forth on the Register of Members or the applicable Award Agreement. Unvested Class B Units and Class B-1 Units shall vest in accordance with the Plan or the applicable Award Agreement under which such Class B Units or Class B-1 Units were issued. Except as may be agreed in writing by the Managing Member and a Class B Member or Class B-1 Member, Class B Units or Class B-1 Units held by a Permitted Transferee of an Employee Member shall vest at the same times as such Class B Units or Class B-1 Units would have vested had such Class B Units or Class B-1 Units continued to be held by such Employee Member.

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(3)Forfeiture of Unvested Class B Units and Unvested Class B-1 Units. Except as provided in the Plan pursuant to which an unvested Class B Unit or unvested Class B-1 Unit is issued or as otherwise may be agreed in writing by the Company and a Class B Member or Class B-1 Member, as applicable, all unvested Class B Units and unvested Class B-1 Units held by an Employee Member and all unvested Class B Units or Class B-1 Units transferred by such Employee Member to, and held by, his or her Permitted Transferees, on the date of termination of employment of such Employee Member with the Company Group shall be forfeited upon such termination.

(b)Additional Forfeiture of Class B Units and Class B-1 Units.

(1)Termination for Cause. Subject to Section 6.01(e), in the event that an Employee Member’s employment by the Company Group has been terminated for Cause, such Employee Member and each of his or her Permitted Transferees shall each forfeit seventy‑five percent (75%) of the number of vested Class B Units and Class B-1 Units and one hundred percent (100%) of the unvested Class B Units and Class B-1 Units held by such Member as of the date of such termination, unless the Board of Directors of the Managing Member, in its sole discretion, determines otherwise.

(2)Initial Managing Principal Breach of Restrictive Covenants. Subject to Section 6.01(e), in the event that an Initial Managing Principal breaches Section 5.07 during the term of his employment with the Company Group or during the three years period following such term of employment, in addition to any forfeiture that may result from the application of Section 6.02(a)(3) (should such breach result in a termination of employment), unless the Board of Directors of the Managing Member, in its sole discretion, determines otherwise, such Initial Managing Principal and each of his or her Permitted Transferees shall each forfeit one hundred percent (100%) of unvested Class B Units, and the excess of (A) fifty (50%) of the number of vested Class B Units held by such Member as of the earlier of (i) the date of such breach and (ii) the date of termination of such Initial Managing Principal’s employment with the Company Group over (B) the aggregate number of vested Class B Units (if any) previously forfeited by such Member under this Section 6.03(b)(2).

(3)Ordinary Employee Member Breach of Restrictive Covenants. Subject to Section 6.01(e), in the event that an Ordinary Employee Member breaches Section 5.07 during the term of his or her employment or during the eighteen (18) month period following such term of employment, in addition to any forfeiture that may result from the application of Section 6.02(a)(3) (should such breach result in a termination of employment) , unless the Board of Directors of the Managing Member, in its sole discretion, determines otherwise, such Ordinary Employee Member and each of his or her Permitted Transferees shall each forfeit one hundred percent (100%) of unvested Class B Units and Class B-1 Units, and the excess of (A) 25% of the number of vested Class B Units and Class B-1 Units held by such Member as of the earlier of (i) the date of such breach and (ii) the date of termination of such Ordinary Employee Member’s employment with the Company Group over (B) the aggregate number of vested Class B Units and Class B-1 Units (if any) previously forfeited by such Member under this Section 6.03(b)(3).

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(c)Consequences of Forfeiture. In the event a Class B Member’s Class B Units or a Class B-1 Member’s Class B-1 Units are forfeited pursuant to Section 6.02(b), (i) the exact number of Class B Units or Class B-1 Units (if not a whole number) shall be determined by rounding to the nearest whole number of Class B Units or Class B-1 Units, (ii) such Class B Member or Class B-1 Member shall cease to hold such number of Class B Units or Class B-1 Units, (iii) forfeited Class B Units and Class B-1 Units shall be held in the treasury of the Company and thereafter may be awarded pursuant to a Plan and (iv) the Managing Member shall reflect the reduction of the number of units by revising the Register of Members. In addition, such Class B Member shall reasonably cooperate with the Managing Member to assist in the redemption of an equal number of Class B Shares held by such Class B Member.

6.03Drag Along Rights. If holders of more than 50% of the outstanding Class B Units held by Class B Members (the “Selling Holders”) propose to sell to a third party any Class B Units held by such Class B Members (including Class B Units transferred by such Class B Members to, and held by, their Permitted Transferees) (whether such sale is by way of purchase, merger, recapitalization or other form of transaction), then upon (i) the request of the Selling Holders and (ii) the consent of the Managing Member and a Majority in Interest of Class B Members, each other Class B Member and each Class B-1 Member, shall sell the same percentage, as applicable, of the Class B Units or Class B-1 Units beneficially owned by such Class B Member or Class B-1 Member as the percentage to be sold by the Selling Holders to such third party buyer pursuant to the same terms and conditions negotiated by the Selling Holders for the sale of the Class B Units held by the Selling Holders; provided that the price paid per Unit may differ depending upon the applicable class of Unit. For example, if the Selling Holders propose to sell 35% of the Class B Units held by each of them, any other Member shall, upon request of the Selling Holders and the consent of the Managing Member and the Majority in Interest of Class B Members, sell 35% of the Class B Units and Class B-1 Units held by such other Class B Member or Class B-1 Member. Each of the Class B Members and Class B-1 Members agrees to such sale and to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale. Each of the Class B Members and Class B-1 Members further agrees to timely take such other actions as the Managing Member may reasonably request as necessary in connection with the consummation of such sale. Each Class B Member and Class B-1 Member shall be required to make customary representations and warranties in connection with such transfer with respect to his, her or its own authority to transfer his, her or its title to the Class B Units or Class B-1 Units transferred, together with such other representations and warranties with respect to the Company as are made by the Selling Holders in connection with such sale; provided, however, that the liability of each Class B Member and Class B-1 Member with respect to the representations and warranties concerning the Company shall be limited to his pro rata portion of the proceeds paid in such sale. Each Class B Member and Class B-1 Member shall pay his pro rata portion (based on the total value of the consideration received by such Class B Member or Class B-1 Member, as applicable, compared to the aggregate consideration received by all Members in the transaction) of the reasonable out-of-pocket expenses incurred in connection with a sale consummated pursuant to this Section 6.03.

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ARTICLE VII
MANAGING MEMBER; EXECUTIVE COMMITTEE; OFFICERS

7.01Powers of the Managing Member.

(a)The business and affairs of the Company shall be under the sole and exclusive direction, management and supervision of the Managing Member. In addition to all powers provided or permitted by the Laws of the State of Delaware or any other applicable Law, the Managing Member is hereby authorized on behalf of the Company: to expend Company funds in furtherance of the business and purpose of the Company; to admit Members and issue Units for consideration and on terms and conditions in his discretion; to incur obligations for and on behalf of the Company in connection with its business; to open, maintain and close, in the name of the Company, brokerage and bank accounts, and to draw checks or other orders for the payment of money; to borrow or raise moneys for and on behalf of the Company upon such terms and conditions as may be necessary or advisable and without limit as to amount or manner and time of repayment; to issue, accept, endorse and execute promissory notes, drafts, bills of exchange, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness; to hypothecate, mortgage or pledge the whole or any part of the property or credit of the Company, whether at the time owned or thereafter acquired; to repay in whole or in part, refinance, modify or extend any security interest affecting property owned by the Company and, in connection therewith, to execute for and on behalf of the Company any or all extensions, renewals, or modifications of such security interests; to lend funds and other property of the Company either with or without security; to waive any default under any agreement to which the Company is a party; to apply for membership or participation in any exchanges, clearing agencies, trade associations or other organizations and to take any actions and disclose any information necessary or appropriate in connection with such applications; to determine, subject to the provisions of this Agreement, the terms of any offering of Units and the manner of complying with applicable Law and to take any additional action as he shall deem necessary or desirable to effectuate the offering of Units; to prepare, execute, file and deliver any documents, instruments or agreements; to employ such agents, brokers, traders, consultants, advisers, employees, attorneys and accountants as he deems appropriate and necessary to the conduct of the Company, at such rates and fees as it deems necessary or appropriate, whether or not they are associates or Affiliates of the Company or the Managing Member; to obtain insurance for the proper protection of the Company and the Members; to commence or defend any litigation or arbitration involving the Managing Member in its capacity as Managing Member, and to retain legal counsel in connection therewith and to pay out of the assets of the Company any and all liabilities and expenses, including fees of legal counsel, incurred in connection therewith (except if the Managing Member is or becomes liable therefor under Section 7.07 hereof); to take any other action contemplated to be taken by the Managing Member pursuant to this Agreement; and to make such other decisions and enter into any other agreements or take such other action as he believes to be necessary or desirable to carry out the business and purpose of the Company.

(b)Notwithstanding the foregoing, the Managing Member shall not, without the consent of a Majority in Interest of the Class B Members, have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.

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7.02Executive Committee. The Company shall have an executive committee (the “Executive Committee”) to which the Managing Member may delegate such power and authority as the Managing Member may determine, subject to the right of Managing Member to revoke or modify such delegation. The Executive Committee shall consist of the Chairman of the Managing Member, together with such other Administrative Officers as may be designated and/or removed by the Chairman. Each member of the Executive Committee shall have one (1) vote in any decision of the Executive Committee. The Executive Committee may act only with majority vote or majority written consent of its members and may act in accordance with such rules and procedures as it may determine from time to time. Initially, Richard S. Pzena, John P. Goetz, A. Rama Krishna and William L. Lipsey shall serve as members of the executive committee.

7.03Administrative Officers.

(a)The Managing Member may from time to time appoint or remove one (1) or more administrative officers (individually, an “Administrative Officer,” and collectively, the “Administrative Officers”) from among the employees of the Company to carry out the day-to-day affairs of the Company. No Administrative Officer need be a Member. Each Administrative Officer’s title and authority shall be as determined from time to time by the Managing Member.

(b)The Managing Member shall appoint a chief compliance officer of the Company to report directly to the Managing Member (the “Chief Compliance Officer”). The responsibilities of the Chief Compliance Officer shall include (i) recommending to the Managing Member policies and procedures reasonably designed to prevent violation by the Company and its employees of federal securities laws, (ii) administering the policies and procedures adopted and implemented for such purpose and (iii) such other matters as the Managing Member shall prescribe.

7.04Binding Company. (a) No Class B Member or Class B-1 Member, acting individually in its capacity as such, has the right or authority to act for or bind, or to otherwise assume any obligation or responsibility on behalf of, the Company except as specifically authorized in accordance with this Agreement. The Company may only act and bind itself through:

(i)the action of the Managing Member in accordance with this Agreement;

(ii)the collective action of the members of the Executive Committee if and to the extent authorized by the Managing Member or this Agreement or by the Managing Member; or

(iii)the action of an Administrative Officer if and to the extent authorized by this Agreement, the Managing Member or the Executive Committee in accordance with this Agreement.

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7.05Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member or the Executive Committee as hereinabove set forth and upon the certificate of the Managing Member or an Administrative Officer (i) as to who the Members hereunder are, (ii) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Members or in any other manner germane to the affairs of the Company, (iii) as to who is authorized to execute and deliver any instrument or document on behalf of the Company, (iv) as to the authenticity of any copy of this Agreement and amendments hereto, (v) as to any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member (solely with respect to the activities of the Company), or (vi) as to the authority of any Administrative Officer to act. Any corporation, brokerage firm or transfer agent called upon to transfer any securities to or from the name of the Company shall be entitled to rely on instructions or assignments signed or purporting to be signed by a Managing Member or an Administrative Officer without inquiry as to the authority of the person signing or purporting to sign such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of any such transfer, any such corporation, brokerage firm or transfer agent shall be entitled to assume that (i) the Company is then in existence and (ii) that this Agreement is in full force and effect and has not been amended, in each case unless such corporation, brokerage firm or transfer agent shall have received written notice to the contrary.

7.06Duties of Managing Member, the Executive Committee and Employee Members. During the continuance of the Company, the Managing Member, each member of the Executive Committee and each Employee Member shall devote such time and effort to the Company business as may be necessary to promote adequately the interests of the Company. Failure of any the Managing Member, any member of the Executive Committee or any Employee Member to devote his time, skill and attention to the Company to the extent required pursuant to this Section 7.06 due to illness shall not constitute a breach of his obligation to the Company pursuant to this Section 7.06.

7.07Liability of Managing Member and the Executive Committee. Notwithstanding anything to the contrary contained herein, a Managing Member or an Executive Committee member, individually, or the Executive Committee, collectively, shall not be liable, responsible or accountable in damage or otherwise to the Company or to any Member, successor, assignee or transferee except by reason of acts or omissions due to fraud or intentional misconduct or that constitute a violation of the implied contractual duty of good faith and fair dealing.

7.08Indemnification, Reliance and Fiduciary Duty.

(a)Indemnification by the Company. To the fullest extent permitted by applicable Law, the Company shall indemnify, defend and hold any Covered Person harmless from and against any loss, liability, damage, cost or expense, including reasonable attorneys’ fees, in defense of any demands, claims or lawsuits against such Covered Person in or as a result of or relating to its capacity, acts or omissions as Managing Member, Executive Committee member, Chief Compliance Officer, Administrative Officer or as an agent, employee, officer, adviser, or consultant, concerning the business, or activities undertaken on behalf of the Company, including any demands, claims or lawsuits initiated by a Member or resulting from or relating to the offer and sale of the Units in the Company, provided that the acts or omissions of such Covered Person are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or such a lesser standard of conduct as under applicable Law prevents indemnification hereunder or were taken in the knowledge that such actions were not within the stated purposes and powers of the Company (the “Disabling Conduct”).

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A Covered Person shall be entitled to receive, upon application, advances to cover the costs of defending any claim or action against such Covered Person; provided, however, that such advances shall be repaid to the Company if such Covered Person violated any of the standards set forth in the preceding paragraph. All rights of a Covered Person shall survive the dissolution of the Company and the death, retirement, removal, dissolution, incompetency or insolvency of such Covered Person, provided that notice of a potential claim for indemnification hereunder is made by or on behalf of such Covered Person seeking such indemnification prior to the time distribution in liquidation of the property of the Company is made pursuant to Section 8.02 hereof.

(b)Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person (other than such Covered Person) as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

(c)Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating to the Company or to another Member or any Affiliate of another Member, a Covered Person acting pursuant to the terms, conditions and limitations of this Agreement shall not be liable to the Company or to another Member or any Affiliate of another Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Covered Person otherwise existing at law or equity, are agreed by the Members to modify to that extent such other duties and liabilities of the Covered Person to the extent permitted by law.

To the fullest extent permitted by applicable law and unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the Managing Member and the Company or another Member, or (ii) whenever this Agreement or any other agreement contemplated herein provides that the Managing Member shall act in a manner that is fair and reasonable to the Company or any other Member, the Managing Member shall resolve such conflict of interest or take such action, considering in each case the relative interest of the Company, each other Member and the Managing Member, to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. So long as the Managing Member acts, based on the foregoing sentence, in good faith and in a manner consistent with the foregoing sentence, the resolution or action so made or taken by the Managing Member shall not constitute a breach of this Agreement or any other agreement contemplated herein.

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Notwithstanding anything to the contrary in the Agreement or under applicable Law, whenever in this Agreement the Managing Member is permitted or required to make a decision or take an action or omit to do any of the foregoing acting solely in its capacity as the Managing Member, the Managing Member shall, except where an express standard is set forth, be entitled to make such decision in its sole discretion (and the words “in its sole discretion” should be deemed inserted therefor in each case in association with the words “Managing Member,” whether or not the words “sole discretion” are actually included in the specific provisions of this Agreement), and in so acting in its sole discretion the Managing Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and, except as set forth in the preceding paragraph in the case of a conflict of interest, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, any of the Company’s Affiliates, any other Member or any other Person. To the fullest extent permitted by applicable Law, if pursuant to this Agreement the Managing Member, acting solely in its capacity as the Managing Member, is permitted or required to make a decision in its “good faith” or under another express standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or otherwise other applicable Law.

The Managing Member may consult with the legal counsel and accountants and any act or omission suffered or taken by the Managing Member on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel or accountants will be full justification for any such act or omission, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants were selected with reasonable care.

(d)Insurance. To the fullest extent permitted by Law, the Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against such Covered Person, whether or not the Company would have the power to indemnity such Covered Person against such liability under the provision of this Section 7.08.

ARTICLE VIII
DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

8.01Dissolution. The Company shall dissolve upon the first to occur of the following:

(a)a determination by the Managing Member and a Majority in Interest of the Class B Members that the Company should dissolve; or

(b)the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Upon the dissolution of the Company, no further business shall be done in the Company name except the completion of any incomplete transactions and the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of its assets.

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8.02Liquidation.

(a)Subject to the provisions of Article IX, upon dissolution of the Company, the Managing Member shall (i) cause such of the Company property as the Managing Member shall deem appropriate to be sold in the manner and at the price the Managing Member determines, (ii) determine each Member’s Capital Account pursuant to Article III hereof, (iii) determine each Member’s pro rata share of Company Income and Company Loss in accordance with Sections 3.01 and 3.02 hereof; and (iv) take the following actions and make the following distributions out of the property of the Company in the following manner and order:

(1)pay all debts and liabilities of the Company and expenses of liquidation in the order of priority provided by Law; and

(2)distribute the remainder of the property in cash to the Members in accordance with Section 3.03(c)(2).

(b)No Member shall be obligated to restore a negative Capital Account.

Anything in the foregoing provisions of this Section 8.02 to the contrary notwithstanding, each Member hereby agrees that any such dissolution or distribution shall be postponed for such period of time as may be required by the Securities and Exchange Commission or any other Governmental or Regulatory Authority having jurisdiction over the Company or its business, and any property of the Company so retained by the Company shall continue at the risk of the Company and be subject to all debts and other obligations of the Company; provided that the Managing Member will use his best efforts to obtain the regulatory approvals necessary to effect such dissolution or distribution.

ARTICLE IX
RESERVES UPON DISSOLUTION

9.01Reserves. The amount of any distribution upon a dissolution shall be made in cash or in kind or partially in cash, as the Managing Member shall determine, less a reserve determined in the sole discretion of the Managing Member.

9.02Distribution of Reserves. Any reserve amounts so withheld will be deposited by the Managing Member in an interest bearing account at a major bank headquartered in New York City. Upon determination by the Managing Member that circumstances no longer require the retention of any amount reserved pursuant to this Agreement, the Managing Member shall pay such sum to the Members (or their respective Legal Representative), along with any interest earned on such account, at the earliest practicable time.

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ARTICLE X
ACCOUNTING

10.01Accounts of the Company. The books and records of account of the Company shall be maintained in accordance with GAAP consistently applied and shall be reconciled to comply with the methods followed by the Company for United States Federal income tax purposes, consistently applied. The books and records shall be maintained at the Company’s principal office or at a location designated by the Managing Member.

10.02Annual Reports to Members. Within one hundred twenty (120) days after the end of each Fiscal Year, the Managing Member shall cause to be prepared and mailed to each Member one (1) or more reports setting forth, as of the end of such Fiscal Year, (a) a statement of Company Income and the amount of such Member’s Capital Account and, as soon as thereafter practicable, the amount of such Member’s share of the Company’s taxable income or loss for such Fiscal Year, in sufficient detail to enable him to prepare his federal, state and other tax returns and (b) a balance sheet and statements of operations and cash flows for the Company and its subsidiaries as of and for the Fiscal Year. The financial statements described in this Section 10.02 shall be prepared in accordance with GAAP applied on a consistent basis (except as may be noted therein).

10.03Tax Returns and Tax Elections.

(a)The Company’s accountants shall prepare all federal, state and local tax returns of the Company for each year for which such returns are required to be filed. The Managing Member, in his or its sole discretion, shall determine the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of income, gain, loss, deduction and credit of the Company or any other method or procedure related to the preparation of such tax returns. The Managing Member, in its sole discretion, may cause the Company to make or refrain from making any and all elections permitted by such tax laws, provided that the Company shall make an election under Section 754 of the Code promptly following the date hereof to the extent it does not already have a Code Section 754 in place.

(b)Each Member agrees that, in respect of any year in which he has or had any interest in the Company, he shall not (i) treat, on his individual income tax returns, any item of income, gain, loss, deduction or credit relating to his interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing his income tax returns or (ii) file any claim for refund relating to any such item based upon, or that would result in, such inconsistent treatment unless such Member has been advised by counsel that treating such item in a manner consistent with the treatment of such item by the Company would subject such Member to penalties under the Code.

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10.04Tax Matters Representative.

(a)The Managing Member, or a Person designated by the Managing Member, shall serve as the “tax matters partner” within the meaning of Section 6231(a)(7) of the Code prior to its amendment by the Revised Partnership Audit Procedures and as the “partnership representative” of the Company for any tax period subject to the provisions of Section 6223 of the Code, as amended by the Revised Partnership Audit Procedures (in each such capacity, the “Tax Matters Representative”), and in such capacity shall represent the Company in any disputes, controversies or proceedings with the Internal Revenue Service or with any state, local, or non-U.S. taxing authority and is hereby authorized to take any and all actions that it is permitted to take by applicable law when acting in that capacity.  The Tax Matters Representative shall have all of the rights, authority and power, and shall be subject to all of the obligations, of a tax matters partner/partnership representative to the extent provided in the Code and the Treasury Regulations, and the Members hereby agree to be bound by any actions taken by the Tax Matters Representative in such capacity.  The Tax Matters Representative shall represent the Company in all tax matters to the extent allowed by law.  Without limiting the foregoing, the Tax Matters Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith.  Any decisions made by the Tax Matters Representative, including, without limitation, whether or not to settle or contest any tax matter, and the choice of forum for any such contest, and whether or not to extend the period of limitations for the assessment or collection of any tax, shall be made in the Tax Matters Representative’s sole discretion.  Without limiting the generality of the foregoing, the Tax Matters Representative (i) shall have the sole and absolute authority to make any elections on behalf of the Company permitted to be made pursuant to the Code or the Treasury Regulations promulgated thereunder and (ii) without limiting the foregoing, may, in its sole discretion, make an election on behalf of the Company under Sections 6221(b) or 6226 of the Code, as amended by the Revised Partnership Audit Procedures, as in effect for the first Fiscal Year beginning after December 31, 2017 and thereafter, and (iii) may take all actions the Tax Matters Representative deems necessary or appropriate in connection with the foregoing.

(b)Each Member agrees to provide promptly and to update as necessary at any times requested by the Tax Matters Representative, all information, documents, self-certifications, tax identification numbers, tax forms, and verifications thereof, that the Tax Matters Representative deems necessary in connection with (1) any information required for the Company to determine the scope of Sections 6221-6235 of the Code, as amended by the Revised Partnership Audit Procedures; (2) an election by the Company under Section 6221(b) or 6226 of the Code, as amended by the Revised Partnership Audit Procedures, and (3) an audit or a final adjustment of the Company by a taxing authority.  Each Member covenants and agrees to take any action reasonably requested by the Company in connection with an election by the Company under Section 6221(b) or 6226 of the Code, amended by the Revised Partnership Audit Procedures, or an audit or a final adjustment of the Company by a taxing authority (including, without limitation, promptly filing amended tax returns and promptly paying any related taxes, including penalties and interest).

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(c)To the extent payments are made by the Company on behalf of or with respect to a current Member, such amounts shall, at the election of the Tax Matters Representative, (i) be applied to and reduce the next distribution(s) otherwise payable to such Member under this Agreement or (ii) be paid by the Member to the Company within thirty (30) days of written notice from the Tax Matters Representative requesting the payment.  In addition, if any such payment is made on behalf of or with respect to a former Member, that Member shall pay over to the Company an amount equal to the amount of such payment (including interest and penalties) made on behalf of or with respect to it within thirty (30) days of written notice from the Tax Matters Representative requesting the payment; provided, that, the Tax Matters Representative, in its sole discretion, may request the payment of a lower amount than the total payment (including interest and penalties) made on behalf of and with respect to a former Member.

(d)The Company shall indemnify and hold harmless the Tax Matters Representative from and against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of the Tax Matters Representative’s responsibilities as the Tax Matters Representative.  The Tax Matters Representative shall be entitled to rely on the advice of legal counsel as to the nature and scope of its Tax Matters and authority as the Tax Matters Representative, and any act or omission of the Tax Matters Representative pursuant to such advice shall in no event subject the Tax Matters Representative to liability to the Company or any Member.

(e)The provisions contained in this Section 10.4 shall survive the termination of the Company, the termination of this Agreement and, with respect to any Member, the transfer or assignment of any portion of such Member’s interest in the Company.

10.05No Further Rights to Books and Records. Except for the information required to be provided to the Members under this Agreement, no Class B Member or Class B-1 Member shall have the right to demand from the Company, and the Company shall have no obligation to provide to any Class B Member or Class B-1 Member, any books or records of the Company.

ARTICLE XI
MISCELLANEOUS

11.01Amendments. (a) The terms and provisions of this Agreement (including, for the avoidance of doubt, any Exhibit or Schedule hereto) may be modified or amended at any time and from time to time with the written consent of the Managing Member and a Majority in Interest of the Class B Members, provided that the Managing Member may, without the consent of any of the other Members, amend this Agreement:

(i)to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service or any other U.S. federal or state or non-U.S. governmental agency, or in any U.S. federal or state or non-U.S. statute, compliance with which the Managing Member deems to be in the best interest of the Company;

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(ii)(A) to ensure that the Company will not be treated as (x) an association taxable as a corporation for U.S. federal income tax purposes or (y) a “publicly traded partnership” for purposes of Section 7704 of the Code or (B) to comply with the then existing requirements of the Code, final or temporary Treasury Regulations and the rulings of the Internal Revenue Service affecting the treatment of the Company as a partnership for federal income tax purposes;

(iii)to enable the Company to comply with the requirement of the “liquidation value safe harbor” election within the meaning of the proposed revenue procedure of Notice 2005-43, 2005-24 I.R.B. 1, Proposed Treasury Regulations § 1.83-3(1) or Proposed Treasury Regulations § 1.704-1(b) (4)(xii) at such time, if any, as such proposed revenue procedure and Treasury Regulations are promulgated in final or temporary form and made effective as to the Company, and to make any such other related amendments as may be required by pronouncements or final or temporary Treasury Regulations issued by the Internal Revenue Service or Treasury Department after the date of this Agreement and applicable to the Company;

(iv)to make any change necessary, appropriate or desirable to give effect to the express intentions and provisions of Section 5.11, so long as such change does not have a material adverse effect or result in a material adverse change to the rights or obligations of any sub-class or group of Class B Members specified in Section 1.05 singularly or the Class B Members as a whole;

(v)to change the name of the Company; or

(vi)to make any other change that is for the benefit of, or not adverse to the interests of, the Class B Members.

(b)Notwithstanding the provisions of Section 11.01(a), no modification of or amendment to this Agreement shall be made that will:

(i)materially and adversely affect the rights of a Class B Member or Class B-1 Member in a manner that discriminates against such Class B Member or Class B-1 Member vis-à-vis the other Class B Members or Class B-1 Members, as applicable, or increase the Capital Contribution obligations of a Class B Member or Class B-1 Member, without the written consent of such Class B Member or Class B-1 Member, as applicable;

(ii)modify or amend Sections 5.07, 5.08 or 6.02 in a manner adverse to any Employee Member without the written consent of either (x) such Employee Member or (y) a Super Majority in Interest of the Class B Members, provided, that (A) no such modification or amendment pursuant to clause (y) of this Section 11.01(b)(ii) shall be effective unless each Employee Member adversely affected thereby shall have received at least sixty (60) days’ prior notice thereof, (B) any such modification or amendment shall only apply to such Employee Member if such Employee Member is an employee of the Company Group at the end of such sixty (60) day period and (C) any Employee Member who resigns during such sixty (60) day notice period shall be subject to such sections as in effect prior to such amendment or modification, provided, further, however, that the Managing Member may, without the consent of any of the other Members, modify or amend Sections 5.07, 5.08 or 6.02 in a manner that applies solely to Members admitted following the time of such amendment; or

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(iii)modify or amend the requirement in any provision of this Agreement (including this Section 11.01) calling for the consent, vote or approval of a Majority in Interest of the Class B Members, of a Super Majority in Interest of the Class B Member or of a Class B Member, without the written consent of such Majority in Interest of the Class B Members, such Super Majority in Interest of the Class B Members or such Class B Member, as the case may be.

11.02Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any party. Upon such a determination, the parties hereof shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.03Notices. All notices to the Company shall be addressed to its principal office. All notices addressed to a Member or his Legal Representative or to the Members as a group shall be addressed to such Member or Legal Representative or Members at the address of such Member or Legal Representative for the Members set forth on the Register of Members. Any Member or the Legal Representative of any Member may designate a new address by notice to such effect given to the Company. All notices and other communications to be given to a Member or his Legal Representative shall be sufficiently given for all purposes hereunder (a) when received, if in writing and delivered by hand, (b) two (2) Business Days following deposit with a nationally recognized courier or overnight delivery service, (c) three (3) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or (d) when sent, if sent in the form of an e-mail message or facsimile if receipt thereof is confirmed by telephone.

11.04No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

11.05Copy on File. Each Member hereby agrees that one executed counterpart of this Agreement or set of executed counterparts shall be held at the principal office of the Company, that a Certificate of Formation and all amendments thereto shall be filed in the Office of the Secretary of State of Delaware and copies thereof shall be held at the principal office of the Company and that there shall be distributed to each Member, upon the request of such Member, a conformed copy of this Agreement, as amended from time to time.

11.06Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

11.07Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, personal representatives, successors, permitted transferees and permitted assigns.

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11.08Entire Agreement. This Agreement constitutes the full and entire understanding and agreement, whether written or oral, among the parties with regard to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter.

11.09Other Activities. Neither the Company nor any Member (or any Affiliate of any Member) shall have any right by virtue of this Agreement either to participate in or to share in any other now existing or future ventures, activities or opportunities of any of the other Members or their Affiliates, or in the income or proceeds derived from such ventures, activities or opportunities.

11.10Further Assurances. Each Member agrees to execute and deliver any and all additional instruments and documents and do any and all acts and things as may be necessary or expedient to effectuate more fully this Agreement or any provisions hereof or to carry on the business contemplated hereunder.

11.11Counterparts. This Agreement may be executed in one or more counterparts, including counterparts executed by additional Class B Members or Class B-1 Members admitted to the Company, and each of such counterparts shall, for all purposes, be deemed to be an original, but all of such counterparts shall constitute one and the same instrument.

11.12Table of Contents and Captions Not Part of Agreement. The table of contents and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

11.13Waiver of Right to Partition. Each of the Members irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property and assets of the Company, and hereby agrees not to file a bill for a membership accounting or otherwise proceed adversely in any manner whatsoever against the other Members or the Company, except for bad faith, gross negligence, fraud, intentional misconduct or violation of this Agreement.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 30th day of December, 2019.

MANAGING MEMBER:

PZENA INVESTMENT MANAGEMENT, INC.

BY:	/s/ Richard S. Pzena
Name: Richard S. Pzena
Title: Chief Executive Officer

CLASS B MEMBERS:

PZENA INVESTMENT MANAGEMENT, INC., as Attorney-in-Fact for each of the Class B Members

BY:	/s/ Richard S. Pzena
Name: Richard S. Pzena
Title: Chief Executive Officer

[Signature Page to Pzena A&R LLC Operating Agreement]

Exhibit A

2006 Plan

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Exhibit B

EXCHANGE RIGHTS OF CLASS B MEMBERS

ARTICLE I
GENERAL PROVISIONS

1.01.General. This Exhibit B is a part of the Amended and Restated Operating Agreement of Pzena Investment Management, LLC, dated as of [•] , 2019 (the “Agreement”). Capitalized terms used in this Exhibit B have the respective meanings given to them in Section 1.2 hereof or, if not defined therein, in Section 1.08 of the Agreement. Except as otherwise provided herein, references to Sections in this Exhibit B shall be references to Sections of this Exhibit B. In the event that the Company is dissolved pursuant to the Agreement, any exchange right provided in this Exhibit B shall expire on the final distribution of the assets of the Company.

1.02Certain Definitions. As used in this Exhibit, the following terms shall have the following meanings:

“Annual Period” shall mean (a) the First Period and (b) each annual period beginning on a date after the First Period and ending on an annual anniversary of the IPO Date.

“Certificate” shall mean the Amended and Restated Certificate of Incorporation of Pzena Inc., filed with the Secretary of State of the State of Delaware on October 30, 2007, as thereafter amended from time to time.

“Class A Shares” shall mean shares of Class A Common Stock of Pzena Inc.

“Class B Shares” shall mean shares of Class B Common Stock of Pzena Inc.

“Closing” has the meaning set forth in Section 2.4(a).

“Closing Date” has the meaning set forth in Section 2.4(a).

“Employee Member Group” has the meaning set forth in Section 2.2(a)(i).

“Exchange” shall mean the exchange by a Class B Member of one or more Class B Units for an equal number of Class A Shares pursuant to the provisions of this Exhibit B.

“Exchange Date” has the meaning set forth in Section 2.3(a).

“Exchange Notice” has the meaning set forth in Section 2.1(b).

“Exchange Request” has the meaning set forth in Section 2.3.

“First Effective Date” shall mean the first effective date of a registration statement on Form S-3 filed by Pzena Inc.

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“First Period” shall mean the period commencing on the First Effective Date and ending on the second anniversary of the IPO Date.

“Issued Incentive Units” shall mean the following Class B Units issued after October 30, 2007 and prior to March 5, 2012: (i) 403,036 Class B Units granted pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan, and (ii) the 216,501 Class B Units granted pursuant to the Company’s Amended and Restated Bonus Plan.

“IPO Date” shall mean the date of the closing of the initial public offering of the Class A Shares.

“Registration Rights Agreement” shall mean the Resale and Registration Rights Agreement, dated as of October 30, 2007, by and among Pzena Inc. and the Holders named on the signature pages thereto.

ARTICLE II
EXCHANGE

2.01.Exchange Dates; Exchange Notices.

(a)The Managing Member shall establish one or more dates in each Annual Period as a date on which the Class B Members shall be permitted to Exchange their Class B Units (such date, an “Exchange Date”), provided that the Managing Member may, by notice to each Class B Member, postpone any Exchange Date one or more times.  For the avoidance of doubt, the Managing Member may establish as many Exchange Dates as it shall determine in its sole discretion.

(b)The Managing Member shall provide, in respect of at least one (1) Exchange Date in each Annual Period, a written notice (an “Exchange Notice”) to all Class B Members at least fifteen (15) calendar days prior to such Exchange Date. In respect of any other Exchange Date within such Annual Period, the Managing Member may provide an Exchange Notice to one or more Class B Members such number of days prior to such Exchange Date as the Managing Member may determine in its sole discretion.

(c)The Managing Member may permit, in writing or orally, one or more Class B Members to submit Exchange Requests, such permission to be granted, withheld or granted on such terms and conditions as determined by the Managing Member in its sole discretion.

2.02Permissible Exchanges by Class B Members.

(a)Employee Members.

(1)General Rule. Subject to Sections 2.2(a)(ii) and (iii), 2.2(c) and 2.5, during any Annual Period commencing on or following the First Effective Date and until the date of termination of employment of an Employee Member, each Employee Member and all Permitted Transferees of such Employee Member (collectively, the “Employee Member Group”) shall be permitted collectively to Exchange a number of vested Class B Units in an amount of up

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to fifteen percent (15%) of the aggregate number of vested and unvested Class B Units held by such Employee Member Group as of the first day of such Annual Period in which the applicable Exchange occurs, provided that, in the event the members of an Employee Member Group submit requests to Exchange a number of vested Class B Units that is greater than the number permitted under this Section 2.2(a)(i) and such members are unable to resolve any dispute among themselves as to the number of Class B Units that each member may Exchange within five (5) Business Days of notice by the Managing Member of such dispute, then each member of such Employee Member Group shall be permitted to Exchange a number of vested Class B Units in an amount of up to fifteen percent (15%) of the vested and unvested Class B Units held by such member of such Employee Member Group as of the first Business Day of such Annual Period.

(2)Initial Managing Principals. Notwithstanding Section 2.2(a)(i) but subject to Sections 2.2(c) and 2.5, during the period beginning on the day following the date of termination of employment of an Initial Managing Principal and ending on and including the third anniversary of such date, no Initial Managing Principal, nor any Permitted Transferee of such Initial Managing Principal, may Exchange vested Class B Units held by such Initial Managing Principal or such Permitted Transferee, as the case may be. Thereafter, an Initial Managing Principal and his Permitted Transferees shall be permitted to Exchange any or all of the vested Class B Units held by such Initial Managing Principal and his Permitted Transferees.

(3)Ordinary Employee Members. Notwithstanding Section 2.2(a)(i) but subject to Sections 2.2(c) and 2.5, (A) during the period beginning on the day following the date of termination of employment of an Ordinary Employee Member and ending on and including the first anniversary of such date, no Ordinary Employee Member, nor any Permitted Transferee of such Ordinary Employee Member, may Exchange vested Class B Units held by such Ordinary Employee Member or such Permitted Transferee, as the case may be and (B) beginning on the day following the first anniversary of the date of termination of employment of an Ordinary Employee Member and ending six months thereafter, if an Exchange Date occurs during such six month period, an Ordinary Employee Member, and each Permitted Transferee of such Ordinary Employee Member, shall be permitted to Exchange any number of vested Class B Units, provided that, except as may be agreed in writing by the Managing Member, such Ordinary Employee Member shall continue to hold throughout such period at least twenty-five percent (25%) of the aggregate number of vested and unvested Class B Units held by such Ordinary Employee Member and all Permitted Transferees of such Ordinary Employee Member on the date of termination of employment of such Ordinary Employee Member. Thereafter, an Ordinary Employee Member and all Permitted Transferees of such Ordinary Employee Member shall be permitted to Exchange any or all of the vested Class B Units held by such Ordinary Employee Member and such Permitted Transferees.

(b)Non-Employee Members. Subject to Sections 2.2(c) and 2.5, during any Annual Period that begins on the First Effective Date and ends on the third anniversary of the IPO Date, each Non-Employee Member shall be permitted to Exchange a number of vested Class B Units in an amount up to fifteen percent (15%) of the aggregate number of vested and unvested Class B Units held by such Non-Employee Member as of the first day of such Annual Period in which the applicable Exchange occurs. Following the third anniversary of the date hereof, each Non-Employee Member shall be permitted to Exchange any or all of the vested Class B Units held by such Non-Employee Member on an applicable Exchange Date.

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(c)Exceptions.  Notwithstanding Section 2.2(a) and (b), (i) following the First Effective Date, the Managing Member may permit any Class B Member to exchange vested Class B units in amounts exceeding those described in Section 2.2(a) and (b), which permission may be withheld, delayed, or granted on such terms and conditions as the Managing Member may determine in its sole discretion and (ii) in the event that the amount of income taxes payable by a member of an Employee Member Group due to the grant or vesting of Class B Units, the exercise of options to acquire Class B Units and/or the Exchange of Class B Units for Class A Shares (whether or not such member is or was an employee of the Company Group at the time that such tax payment obligation arises) exceeds the net proceeds such member would receive upon the sale of the Class A Shares issued to such member in exchange for vested Class B Units pursuant to this Section 2.2(a), as reasonably determined by the Managing Member based upon such reasonable simplifying assumptions as the Managing Member may make, such member shall instead be entitled to Exchange for Class A Shares the number of vested Class B Units such that the net proceeds from the sale of such Class A Shares would enable such member to satisfy such tax obligations, as reasonably determined by the Managing Member.

(d)Restrictions on Class A Shares. Each Class B Member hereby acknowledges and agrees that (i) neither the Company nor the Managing Member shall have any obligation to deliver Class A Shares that have been registered under the Securities Act, and (ii) the Company reserves the right on any Exchange Date to provide registered Class A Shares, unregistered Class A Shares or any combination of thereof, as it may determine in its sole discretion. The Managing Member and the Company reserve the right to cause certificates evidencing such Class A Shares to be imprinted with legends as to restrictions on transfer that it may deem necessary or appropriate, including legends as to applicable U.S. federal or state securities laws or other legal or contractual restrictions and may require any Class B Member to which Class A Shares are to be distributed to agree in writing (i) that such Class A Shares will not be transferred except in compliance with such restrictions and (b) to such other matters as the Managing Member may deem reasonably necessary or appropriate in light of applicable law and existing agreements.

(e)Unvested Class B Units. For the avoidance of doubt, a Class B Member may not Exchange any unvested Class B Units at any time.

(f)Notwithstanding anything else in this Section 2.02, this Exhibit or the Agreement, (i) no Class B Units may be exchanged until the first day after the first anniversary of the date or original issuance of each Class B Unit, and (2) none of the Issued Incentive Units may be exchanged until March 6, 2013.

(g)Notwithstanding anything else to the contrary in paragraphs (a) or (b) of this Section 2.02 or Section 2.01 of this Exhibit B, (i) the Company may grant Class B Units-based awards under any of the Plans after November 1, 2014 (a “Future Plan Award”) pursuant to an award agreement between the Company and the grantee whereby the Company and the grantee agree that the first Exchange Date on which the grantee may exchange any vested Class B Units comprising or underlying any such Future Plan Award (the “Delayed Exchange Units”) shall be seven or more years after the date of grant of such Future Plan Awards (the “Delayed Exchange Date”), (ii) up to all vested Delayed Exchange Units may be exchanged on the applicable Delayed Exchange Date or any subsequent Exchange Date established by the

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Managing Member for the exchange of all vested Delayed Exchange Units or for exchanges of Class B Units by all Class B Members, irrespective of the 15% limitation referred to in paragraphs (a) or (b) of Section 2.02 of Exhibit B, and (iii) with respect to any Exchange Dates occurring before the Delayed Exchange Date, the Delayed Exchange Units shall not be considered held by the grantee for purposes of determining the total number of vested and unvested Units held by the grantee under Section 2.02(a)(1).

2.03.Exchange Request. Upon receiving the Exchange Notice or as permitted by the Managing Member pursuant to Section 2.1(c), a Class B Member may submit a request to effect an Exchange by delivering to the Company, not less than fourteen (14) calendar days prior to an Exchange Date (or such lesser number of days as the Managing Member may permit in its sole discretion), a written notice (the “Exchange Request”). An Exchange Request shall set forth the number of Class B Units such Class B Member elects to exchange for Class A Shares at the Closing on such Exchange Date. The Class B Member shall represent to each of the Company and the Managing Member that such Class B Member owns the Class B Units to be delivered at such Closing pursuant to Section 2.6, free and clear of all Liens, except as set forth therein, and, if there are any Liens identified in the Exchange Request, such Class B Member shall covenant that such Class B Member will deliver at the applicable Closing evidence reasonably satisfactory to the Company and the Managing Member, that all such Liens have been released. An Exchange Request is not revocable or modifiable, except with the written consent of the Managing Member and the Class B Member that submitted the request.

2.04.Closing Date.

(a)If an Exchange Request has been timely delivered pursuant to Section 2.3, then, on the next Exchange Date (as may be extended pursuant to this Section 2.4, the “Closing Date”), the parties shall effect the closing (the “Closing”) of the transactions contemplated by this Article II at the offices of Pzena Inc. at 320 Park Avenue, 8th Floor, New York, NY 10022, or at such other time, at such other place, and in such other manner, as the applicable parties to such Exchange shall agree in writing; provided, however, that, except as may be determined otherwise by the Company in its sole discretion, if an applicable Exchange Date falls on a day during which directors, officers or other employees of Pzena Inc. or any of its affiliates are prohibited by the trading policies of Pzena Inc. from disposing of equity securities of Pzena Inc., then with respect to all requested Exchanges, the Closing Date shall instead be deemed to be the first Business Day after such Exchange Date that such officers and directors are allowed to dispose of equity securities of Pzena Inc. pursuant to the trading policies of Pzena Inc.

(b)No Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Managing Member, such an Exchange would pose a material risk that the Company would be a “publicly traded partnership” as defined in Section 7704 of the Code.

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2.05.Closing Conditions.

(a)The obligations of any of the parties to consummate an Exchange pursuant to this Article II shall be subject to the conditions that there shall be no injunction, restraining order or decree of any nature of any Governmental or Regulatory Authority that is then in effect that restrains or prohibits the Exchange of Class B Units or the transfer of Class B Shares for redemption.

(b)The obligations of the Company and the Managing Member to consummate an Exchange pursuant to this Article II with respect to a Class B Member Exchanging Class B Units at such Closing shall be subject to the following conditions:

(1)Such Class B Member shall have taken all actions reasonably requested by Pzena Inc. to permit the automatic redemption, immediately following the Closing, of a number of Class B Shares equal to the number of Class B Units being Exchanged by such Class B Member at such Closing (including delivery to the Company of certificates evidencing such number of Class B Shares and confirmation that any Liens on such Class B Shares shall have been released); and

(2)If such Class B Member is not a party to the Registration Rights Agreement, such Class B Member shall have executed and delivered a counterpart signature page of the Registration Rights Agreement.

(c)The obligations of each Class B Member exchanging Class B Units at such Closing shall be subject to the following conditions:

(1)Pzena Inc. shall have taken all actions reasonably required to permit the automatic redemption, immediately following the Closing, of a number of Class B Shares held by such Class B Member equal to the number of Class B Units being Exchanged by such Class B Member at such Closing; and

(2)If such Class B Member is not a party to the Registration Rights Agreement, Pzena Inc. shall have executed and delivered a copy of the Registration Rights Agreement.

2.06.Closing Deliveries. At each Closing, the Company, the Managing Member and each Class B Member that has submitted an Exchange Request in respect of such Closing shall deliver the following:

(a)each such Class B Member shall deliver an instrument of transfer, substantially in the form of Annex A hereto or otherwise in form reasonably satisfactory to the Managing Member, sufficient (i) to transfer to the Company the number of vested Class B Units set forth in the Exchange Request of such Class B Member and (ii) in the case of an Employee Member, to affirm that such Class B Member agrees to comply with the covenants contained in Section 5.07 and 5.08 of the Agreement as may be applicable to such Employee Member at that time;

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(b)if applicable, each such Class B Member shall deliver evidence reasonably satisfactory to the Company and the Managing Member, that all Liens on such Class B Member’s Class B Units delivered pursuant to this Section 2.6 have been released;

(c)the Managing Member shall deliver to the Company a certificate or book-entry credit issued in the name of each such Class B Member representing an amount of Class A Shares equal to the number of Class B Units such Class B Member elected to Exchange; and

(d)the Company shall deliver to each such Class B Member a certificate or book-entry credit representing an amount of Class A Shares equal to the number of such Class B Units such Class B Member elected to Exchange.

2.07.Expenses. Each party hereto shall bear such party’s own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated.

2.08Termination of Class B Membership; Cancellation of Class B Units; Issuance of Class A Units. Upon consummation of each Closing contemplated by this Article II, each Class B Unit transferred to the Company at such Closing shall be cancelled, the Company shall issue one Class A Unit to the Managing Member in respect of each such Class B Unit that was transferred and surrendered, and the Managing Member shall modify the Register of Members to reflect such cancellation and issuance. In the event that, as a result of an Exchange a Class B Member shall cease to hold any vested or unvested Class B Units, such Class B Member shall cease to be a “member” of the Company for any purpose under the Agreement or the Act.

2.09Tax Treatment. As required by the Code and the Regulations: (i) the parties shall report an Exchange consummated hereunder as a taxable sale of Class B Units by a Class B Member to the Company (in conjunction with an associated cancellation of Class B Shares) and (ii) no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

2.10Amendments. This Exhibit B may not be amended except as set forth in Section 11.01 of the Agreement.

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ANNEX A

INSTRUMENT OF TRANSFER

This INSTRUMENT OF TRANSFER (this “Instrument”) is made as of the Applicable Date by the undersigned (the “Transferor”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth on the signature page to this Instrument and, if not defined therein, in the Amended and Restated Operating Agreement (as amended or modified, the “Operating Agreement”) of the Pzena Investment Management, LLC, a Delaware limited liability company (the “Company”).

W I T N E S S E T H

WHEREAS, Transferor is the owner of the Applicable Number of vested Class B Units (the “Transferred Units”) and a party to the Operating Agreement; WHEREAS, Transferor has submitted to the Company an Exchange Request, dated as of the Exchange Request Date, electing to exchange (the “Exchange”) the Transferred Units for an equal number of Class A Shares of Pzena Inc. (the “Exchange Shares”); and WHEREAS, in connection with the Exchange, Transferor desires to transfer to the Company all of Transferor’s right, title and interest in, to and under the Transferred Units. NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein and in the Operating Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledges, Transferor hereby agrees as follows:

1.Transfer. Transferor hereby transfers, assigns and delivers to the Company, free and clear of all Liens, all of Transferor’s right, title and interest in, to and under the Transferred Units.

2.Representations and Warranties. Transferor hereby represents and warrants to the Company as follows:

(a)Transferred Units. Immediately prior to giving effect to the transfer contemplated by this Instrument, Transferor owns, beneficially and of record, the Transferred Units free and clear of any Liens.

(b)Authority of Transferor. If Transferor is not a natural person, Transferor is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which Transferor was formed or organized. Transferor has full right, authority, power and legal capacity to enter into this Instrument and each agreement, document and instrument to be executed and delivered by Transferor pursuant to, or as contemplated by, this Instrument and to carry out the transactions contemplated hereby and thereby. This Instrument and each agreement, document and instrument executed and delivered by Transferor pursuant to, or as contemplated by, this Instrument constitutes, or when executed and delivered will constitute, the legal, valid and binding obligations of Transferor enforceable in accordance with their respective terms. The execution, delivery and performance by Transferor of this Instrument and each such other agreement, document and instrument:

(i)

does not and will not violate any laws applicable to Transferor, or require Transferor to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made;

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(ii)

does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, instrument, lien, security interest, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Transferor is a party or by which the property of Transferor is bound or affected, or result in the creation or imposition of any Lien on any of the assets of Transferor; and

(iii)	in the event that Transferor is not a natural person, does not and will not violate any provision of any organization document of Transferor.

3.Employee Member Acknowledgement. In the event Transferor is an Employee Member, Transferor hereby acknowledges that he or she is receiving a significant economic benefit by Exchanging the otherwise illiquid Transferred Units into the Exchange Shares and therefore reaffirms his or her obligation to comply with the restive covenants contained in Sections 5.07 and 5.08 of the Operating Agreement as may be applicable to such Employee Member on and following the date hereof.

4.Further Assurance. Transferor hereby agrees to execute and deliver such further agreements and instruments and take such other actions as may be necessary to make effective the transfer contemplated by this Instrument.

5.Successors and Assigns. This Instrument shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

6.Governing Law. This Instrument shall be governed by and construed and enforced in accordance with the law of the State of Delaware, without regard to principles of conflict of laws.

7.Descriptive Headings. The descriptive headings in this Instrument are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Instrument.

8.Counterparts. This Instrument may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

9.Entire Agreement. This Instrument and any other schedules, certificates, lists and documents referred to herein, and any documents executed by any of the parties simultaneously herewith or pursuant thereto, constitutes the entire agreement of the parties hereto, except as expressly provided herein, and supersedes all prior agreements and understandings, discussions, negotiations and communications, written and oral, among the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, intending to be legally bound hereby, Transferor has executed this Instrument as of the Applicable Date.

TRANSFEROR:

Name:

Acknowledged and accepted

as of the Applicable Date by:

PZENA INVESTMENT MANAGEMENT, LLC

Name:
Title:

Certain Defined Terms

Applicable Date:

Transferor:

Applicable Number:

Exchange Request Date:

[Signature Page to Instrument of Transfer]

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Exhibit C

Registration Rights Agreement

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Exhibit D

EXCHANGE RIGHTS OF CLASS B-1 MEMBERS

ARTICLE I
GENERAL PROVISIONS

1.01.General.  This Exhibit D is a part of the Amended and Restated Operating Agreement of Pzena Investment Management, LLC, dated as of [_______], 2019 (the “Agreement”).  Capitalized terms used in this Exhibit D have the respective meanings given to them in Section 1.02 hereof or, if not defined therein, in Section 1.08 of the Agreement.  Except as otherwise provided herein, references to Sections in this Exhibit D shall be references to Sections of this Exhibit D.  In the event that the Company is dissolved pursuant to the Agreement, any exchange right provided in this Exhibit D shall expire on the final distribution of the assets of the Company.

1.02Certain Definitions.  As used in this Exhibit, the following terms shall have the following meanings:

“Aggregate Residual Value” shall mean the product of (i) the applicable Residual Value per Unit multiplied by (ii) the number of such Class B-1 Units exchanged by a Class B-1 Member on an Exchange Date.

“Annual Period” shall mean each annual period each annual period beginning on October 31 of each year and ending on October 30 of the following year.

“Certificate” shall mean the Amended and Restated Certificate of Incorporation of Pzena Inc., filed with the Secretary of State of the State of Delaware on October 30, 2007, as thereafter amended from time to time.

“Class A Shares” shall mean shares of Class A Common Stock of Pzena Inc.

“Class B Shares” shall mean shares of Class B Common Stock of Pzena Inc.

“Closing” has the meaning set forth in Section 2.04(a).

“Closing Date” has the meaning set forth in Section 2.04(a).

“Closing Date Value” shall mean the closing price of the Class A Shares on the applicable Exchange Date.

“Employee Member Group” has the meaning set forth in Section 2.02(a).

“Exchange” shall mean the exchange by a Class B-1 Member of one or more vested Class B-1 Units for Exchange Shares pursuant to the provisions of this Exhibit D.

“Exchange Date” has the meaning set forth in Section 2.01(a).

“Exchange Notice” has the meaning set forth in Section 2.01(b).

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“Exchange Shares” shall mean the number of Class A Shares obtained by dividing the Aggregate Residual Value of the Class B-1 Units exchanged by a Class B-1 Member on any Exchange Date by the Closing Date Value and subtracting the Fractional Remainder.

“Fractional Remainder” shall mean the number of fractional Class A Shares in excess of the whole number of Class A Shares obtained by dividing the Aggregate Residual Value of the Class B-1 Units exchanged by a Class B-1 Member on any Exchange Date by the Closing Date Value.

“Post 12-Month Exchange Date” has the meaning set forth in Section 2.02(a).

“Post 18-Month Exchange Date” has the meaning set forth in Section 2.02(a).

“Registration Rights Agreement” shall mean the Resale and Registration Rights Agreement, dated as of October 30, 2007, by and among Pzena Inc. and the Holders named on the signature pages thereto.

“Residual Cash Value” shall mean the product of the Fractional Remainder multiplied by the Closing Date Value.

“Residual Value Per Unit” shall mean the difference between (i) the Closing Date Value minus (ii) the closing price of the Class A Shares on the date of issuance of a Class B-1 Unit, as adjusted to reflect the value of accumulated earnings yet to be distributed, as reasonably determined by Company.

“Termination Date” has the meaning set forth in Section 2.02(a).

ARTICLE II
EXCHANGE

2.01.Exchange Dates; Exchange Notices.

(a)The Managing Member shall establish one or more dates in each Annual Period as a date on which certain Class B-1 Members shall be required, in accordance with the terms and timing described in Section 2.02 below, to Exchange their Class B-1 Units (such date, an “Exchange Date”), provided that the Managing Member may, by notice to each Class B-1 Member, postpone any Exchange Date one or more times.  For the avoidance of doubt, the Managing Member may establish as many Exchange Dates as it shall determine in its sole discretion.

(b)The Managing Member shall provide, in respect of at least one (1) Exchange Date in each Annual Period, a written notice (an “Exchange Notice”) to all Class B-1 Members at least fifteen (15) calendar days prior to such Exchange Date.  In respect of any other Exchange Date within such Annual Period, the Managing Member may provide an Exchange Notice to one or more Class B-1 Members such number of days prior to such Exchange Date as the Managing Member may determine in its sole discretion.

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2.02Exchanges by Class B-1 Members.

(a)General Rule.  Subject to Sections 2.02(b) and 2.05, (i) on the first Exchange Date following the first anniversary of the date of termination of employment of an Employee Member (such date of termination for each such Employee Member, the “Termination Date” and such first anniversary, the “Post 12-Month Exchange Date”), each Employee Member and all Permitted Transferees of such Employee Member (collectively, the “Employee Member Group”) shall Exchange a number of vested Class B-1 Units in an amount of seventy-five percent (75%) of the aggregate number of vested Class B-1 Units held by each member of such Employee Member Group as of the Post 12-Month Exchange Date and (ii) on the first Exchange Date following the 18-month anniversary of the Termination Date (the “Post 18-Month Exchange Date”), each member of the Employee Member Group shall Exchange all of the remaining Vested Class B-1 Units held by such member of such Employee Member Group as of the Post 18-Month Exchange Date.

(b)Exceptions.  Notwithstanding Section 2.02(a), the Managing Member may permit any Class B-1 Member to exchange vested Class B-1 units in amounts exceeding those described in Section 2.02(a), which permission may be withheld, delayed, or granted on such terms and conditions as the Managing Member may determine in its sole discretion.

(c)Restrictions on Class A Shares.  Each Class B-1 Member hereby acknowledges and agrees that (i) neither the Company nor the Managing Member shall have any obligation to deliver Class A Shares that have been registered under the Securities Act, and (ii) the Company reserves the right on any Exchange Date to provide registered Class A Shares, unregistered Class A Shares or any combination of thereof, as it may determine in its sole discretion.  The Managing Member and the Company reserve the right to cause certificates evidencing such Class A Shares to be imprinted with legends as to restrictions on transfer that it may deem necessary or appropriate, including legends as to applicable U.S. federal or state securities laws or other legal or contractual restrictions and may require any Class B-1 Member to which Class A Shares are to be distributed to agree in writing (i) that such Class A Shares will not be transferred except in compliance with such restrictions and (b) to such other matters as the Managing Member may deem reasonably necessary or appropriate in light of applicable law and existing agreements.

(d)Unvested Class B-1 Units.  For the avoidance of doubt, a Class B-1 Member or Permitted Transferee may not Exchange any unvested Class B-1 Units at any time.

2.03.Exchange Representations.  As of any applicable Exchange Date, each Class B-1 Member and Permitted Transferee shall represent to each of the Company and the Managing Member that such Class B-1 Member or Permitted Transferee owns the Class B-1 Units to be delivered at such Closing pursuant to Section 2.06, free and clear of all Liens, except as set forth in a certificate delivered to the Company, and, if there are any such Liens set forth in such certificate, such Class B-1 Member or Permitted Transferee shall covenant that such Class B-1 Member or Permitted Transferee will deliver at the applicable Closing evidence reasonably satisfactory to the Company and the Managing Member, that all such Liens have been released.

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2.04.Closing Date.

(a)On each applicable Exchange Date (as may be extended pursuant to this Section 2.04, the “Closing Date”), the parties shall effect the closing (the “Closing”) of the transactions contemplated by this Article II at the offices of Pzena Inc. at 320 Park Avenue, 8th Floor, New York, NY 10022, or at such other time, at such other place, and in such other manner, as the applicable parties to such Exchange shall agree in writing; provided, however, that, except as may be determined otherwise by the Company in its sole discretion, if an applicable Exchange Date falls on a day during which directors, officers or other employees of Pzena Inc. or any of its affiliates are prohibited by the trading policies of Pzena Inc. from disposing of equity securities of Pzena Inc., then with respect to all applicable Exchanges, the Closing Date shall instead be deemed to be the first Business Day after such Exchange Date that such officers and directors are allowed to dispose of equity securities of Pzena Inc. pursuant to the trading policies of Pzena Inc.

(b)No Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Managing Member, such an Exchange would pose a material risk that the Company would be a “publicly traded partnership” as defined in Section 7704 of the Code.

2.05.Closing Conditions.

(a)The obligations of any of the parties to consummate an Exchange pursuant to this Article II shall be subject to the conditions that there shall be no injunction, restraining order or decree of any nature of any Governmental or Regulatory Authority that is then in effect that restrains or prohibits the Exchange of Class B-1 Units or the transfer of Class B-1 Shares for redemption.

(b)The obligations of the Company and the Managing Member to consummate an Exchange pursuant to this Article II with respect to a Class B-1 Member or Permitted Transferee Exchanging Class B-1 Units at such Closing that is not a party to the Registration Rights Agreement shall be subject to the execution and delivery by such Class B-1 Member or Permitted Transferee of a counterpart signature page of the Registration Rights Agreement.

(c)The obligations of each Class B-1 Member or Permitted Transferee exchanging Class B-1 Units at such Closing that is not a party to the Registration Rights Agreement shall be subject to the execution and delivery by Pzena Inc. of a counterpart signature page of the Registration Rights Agreement.

2.06.Closing Deliveries.  At each Closing, the Company, the Managing Member and each Class B-1 Member and Permitted Transferee participating in an Exchange in respect of such Closing shall deliver the following:

(a)each such Class B-1 Member or Permitted Transferee shall deliver an instrument of transfer, substantially in the form of Annex A hereto or otherwise in form reasonably satisfactory to the Managing Member, sufficient (i) to transfer to the Company the number of vested Class B-1 Units subject to the Exchange of such Class B-1 Member or Permitted Transferee and (ii) in the case of an Employee Member, to affirm that such Class B-1 Member agrees to comply with the covenants contained in Section 5.07 and 5.08 of the Agreement as may be applicable to such Employee Member at that time;

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(b)if applicable, each such Class B-1 Member or Permitted Transferee shall deliver evidence reasonably satisfactory to the Company and the Managing Member, that all Liens on such Class B-1 Member’s Class B-1 Units delivered pursuant to this Section 2.06 have been released;

(c)each such Class B-1 Member or Permitted Transferee shall deliver a non-foreign affidavit dated as of the date of the Closing, in form and substance required under the Treasury Regulations issued pursuant to Code Section 1445 and 1446, stating that such Class B-1 Member or Permitted Transferee is not a “foreign person” as defined in Code Section 1445 and 1446, and an IRS Form W-9 claiming a complete exemption from backup withholding;1

(d)the Managing Member shall deliver to the Company a certificate or book-entry credit issued in the name of each such Class B-1 Member or Permitted Transferee representing the Exchange Shares; and

(e)the Company shall deliver to each such Class B-1 Member or Permitted Transferee a certificate or book-entry credit representing the Exchange Shares and a cash payment equal to the Residual Cash Value.

2.07.Expenses.  Each party hereto shall bear such party’s own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated.

2.08Termination of Class B-1 Membership; Cancellation of Class B-1 Units; Issuance of Class A Units.  Upon consummation of each Closing contemplated by this Article II, each Class B-1 Unit transferred to the Company at such Closing shall be cancelled, the Company shall issue one Class A Unit to the Managing Member in respect of each such Class B-1 Unit that was transferred and surrendered, and the Managing Member shall modify the Register of Members to reflect such cancellation and issuance.  In the event that, as a result of an Exchange a Class B-1 Member or Permitted Transferee shall cease to hold any vested or unvested Units, such Class B-1 Member or Permitted Transferee shall cease to be a “member” of the Company for any purpose under the Agreement or the Act.

2.09Tax Treatment.  As required by the Code and the Regulations: (i) the parties shall report an Exchange consummated hereunder as a taxable sale of Class B-1 Units by a Class B-1 Member or Permitted Transferee to the Company and (ii) no party shall take a contrary position on any income tax return or amendment thereof unless challenged by a taxing authority.

2.10Amendments.  This Exhibit D may not be amended except as set forth in Section 11.01 of the Agreement.

[1]

Note to Pzena – Presumably member should also deliver a FIRPTA/1446(f) certificate.  To be discussed if there are to be any foreign holders.  Presumably this should also be replicated for Class B/Class A exchanges.

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ANNEX A

INSTRUMENT OF TRANSFER

This INSTRUMENT OF TRANSFER (this “Instrument”) is made as of the Applicable Date by the undersigned (the “Transferor”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth on the signature page to this Instrument and, if not defined therein, in the Amended and Restated Operating Agreement (as amended or modified, the “Operating Agreement”) of the Pzena Investment Management, LLC, a Delaware limited liability company (the “Company”).

W I T N E S S E T H

WHEREAS, Transferor is the owner of the Applicable Number of vested Class B-1 Units (the “Transferred Units”) and a party to the Operating Agreement; WHEREAS, Transferor has submitted to the Company an Exchange Request, dated as of the Exchange Request Date, electing to exchange (the “Exchange”) the Transferred Units for a number of Class A Shares of Pzena Inc. (the “Exchange Shares”); and WHEREAS, in connection with the Exchange, Transferor desires to transfer to the Company all of Transferor’s right, title and interest in, to and under the Transferred Units. NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein and in the Operating Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledges, Transferor hereby agrees as follows:

1.Transfer.  Transferor hereby transfers, assigns and delivers to the Company, free and clear of all Liens, all of Transferor’s right, title and interest in, to and under the Transferred Units.

2.Representations and Warranties.  Transferor hereby represents and warrants to the Company as follows:

(a)Transferred Units.  Immediately prior to giving effect to the transfer contemplated by this Instrument, Transferor owns, beneficially and of record, the Transferred Units free and clear of any Liens.

(b)Authority of Transferor.  If Transferor is not a natural person, Transferor is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which Transferor was formed or organized.  Transferor has full right, authority, power and legal capacity to enter into this Instrument and each agreement, document and instrument to be executed and delivered by Transferor pursuant to, or as contemplated by, this Instrument and to carry out the transactions contemplated hereby and thereby.  This Instrument and each agreement, document and instrument executed and delivered by Transferor pursuant to, or as contemplated by, this Instrument constitutes, or when executed and delivered will constitute, the legal, valid and binding obligations of Transferor enforceable in accordance with their respective terms.  The execution, delivery and performance by Transferor of this Instrument and each such other agreement, document and instrument:

(i)

does not and will not violate any laws applicable to Transferor, or require Transferor to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made;

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(ii)

does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, instrument, lien, security interest, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Transferor is a party or by which the property of Transferor is bound or affected, or result in the creation or imposition of any Lien on any of the assets of Transferor; and

(iii)	in the event that Transferor is not a natural person, does not and will not violate any provision of any organization document of Transferor.

3.[Employee Member] Acknowledgement.  [In the event Transferor is an Employee Member,] Transferor hereby acknowledges that he or she is receiving a significant economic benefit by Exchanging the otherwise illiquid Transferred Units into the Exchange Shares and therefore reaffirms his or her obligation to comply with the restive covenants contained in Sections 5.07 and 5.08 of the Operating Agreement as may be applicable to such Employee Member on and following the date hereof.

4.Further Assurance.  Transferor hereby agrees to execute and deliver such further agreements and instruments and take such other actions as may be necessary to make effective the transfer contemplated by this Instrument.

5.Successors and Assigns.  This Instrument shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

6.Governing Law.  This Instrument shall be governed by and construed and enforced in accordance with the law of the State of Delaware, without regard to principles of conflict of laws.

7.Descriptive Headings.  The descriptive headings in this Instrument are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Instrument.

8.Counterparts.  This Instrument may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

9.Entire Agreement.  This Instrument and any other schedules, certificates, lists and documents referred to herein, and any documents executed by any of the parties simultaneously herewith or pursuant thereto, constitutes the entire agreement of the parties hereto, except as expressly provided herein, and supersedes all prior agreements and understandings, discussions, negotiations and communications, written and oral, among the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, intending to be legally bound hereby, Transferor has executed this Instrument as of the Applicable Date.

TRANSFEROR:

Name:

Acknowledged and accepted

as of the Applicable Date by:

PZENA INVESTMENT MANAGEMENT, LLC

Name:
Title:

Certain Defined Terms

Applicable Date:

Transferor:

Applicable Number:

Exchange Request Date:

[Signature Page to Instrument of Transfer]

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